Exhibit 10.11

MASTER LOAN AND SECURITY AGREEMENT
by and between
REDAPTIVE MASTER SERVICES, LLC
and
HITACHI CAPITAL AMERICA CORP.

Dated as of September 30, 2016

MASTER LOAN AND SECURITY AGREEMENT
MASTER LOAN AND SECURITY AGREEMENT (the “Loan Agreement”), dated as of September 30, 2016 (the “Effective Date”), by and between HITACHI CAPITAL AMERICA CORP., a Delaware corporation, having its principal place of business at 800 Connecticut Avenue, Norwalk, Connecticut 06854 (the “Lender”) and REDAPTIVE MASTER SERVICES, LLC, a Delaware limited liability company, having its principal place of business at 180 Montgomery Street, Suite 2180, San Francisco, CA 94104 (“Parent”) and each wholly-owned subsidiary of Parent that is a party to any Loan Schedule executed hereunder (a “Project Company” and the Parent, together with their successors and assigns, collectively, “Borrower”).
R E C I T A L S
A.    A Project Company shall, from time to time, enter into a Global Resource Optimization Agreement (the “Master Project Agreement”), together with certain addenda or statements of work executed pursuant to the terms thereof (each an “Addendum”, and together with the Master Project Agreement insofar as, and only to the extent that, it relates to the applicable Addendum, collectively, the “Project Agreement”) with a customer (a “Customer”) pursuant to which such Project Company, through itself or a Servicer (hereinafter defined) shall deliver certain energy saving systems (the “System” or “Systems”), and services relating to such Systems (“Services”, and collectively with a System, the “Project”), as specified in the Project Agreement upon certain premises of Customer as set forth in an Addendum (the “Site”) and Customer shall grant access to such Site pursuant to the terms of certain Site Agreements (as defined in the Master Project Agreement, each a “Site Agreement”). The Project Agreement may be structured as (i) energy savings as a service (ii) an operating lease with a fair market value end of term purchase option, or (iii) a loan or finance lease.
B.    A Project Company or its affiliate shall, from time to time, enter into certain master service and supply agreements, in a form approved by Lender in its sole discretion, setting forth the terms by which the servicer therein (“Servicer”) shall supply the System and provide some or all of the Services to the Customers under the Project Agreement, pursuant to certain addendums thereunder (each a “Performance Addendum”, and collectively with the Master Service and Supply Agreement, the “Performance Agreement”), the execution of which will coincide with the issuance of Addendums under the Master Project Agreement.
C.    Pursuant to the terms of the Project Agreement, Customer will commit to purchase from Project Company a fixed amount of kilowatt hours (the “Saved Energy Commitment”) over the course of a fixed period (the “Expected Site Term”) and will pay Project Company an amount each month equal to the “Actual Saved Energy” (as more fully described in the Project Agreement), multiplied by a “Billing Rate” to be set forth in the applicable Addendum.
D.    Subject to the terms and conditions of this Loan Agreement, Parent will issue a Secured Promissory Note substantially in the form of Exhibit A hereto (the “Note”), detailing the repayment terms of loans advanced by Lender in connection with loan schedules executed and delivered by a Project Company in substantially the form of Exhibit B hereto (each a “Loan Schedule”).

E.    The parties agree that the monthly payments due under a Loan shall not exceed ninety percent (90%) of the Saved Energy Commitment, or as otherwise provided on a Loan Schedule, for a particular Site set forth in a Loan Schedule hereto, multiplied by the Billing Rate and divided by one hundred twenty (120) months (the “Saved Energy Commitment Payment”) as further set forth on such Loan Schedule hereto. This amount represents the minimum monthly payment due under the applicable Loan.
F.    Project Company shall deliver to Lender, with respect to each Addendum, certain Notices of Assignment (each a “Notice”) advising the applicable Customer of the assignment by Project Company to Lender of all of its right, title and interest in and to the Project Agreement and the monthly Actual Saved Energy payments to become due under the applicable Project Agreement (the “Saved Energy Payments”) and directing Customer to pay all Saved Energy Payments, termination fees, insurance payments and all other sums due and to become due to the Project Company under the Project Agreement directly to the account set forth on Exhibit D hereto, or to such other account as may be designated on a Loan Schedule, or as Lender may advise in writing. Such Notice shall be substantially in the form of Exhibit C-1 if Customer’s consent to such assignment is not required by the applicable Project Agreement, or substantially in the form of Exhibit C-2 if Customer’s consent is required. In the event no Customer consent is required, Lender agrees to hold such Notice and not send such Notice to Customer until such time, if any, as the Loan Services Agreement shall be terminated.
NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereto hereby agree as follows:
1.    Definitions.
1.1.    The terms used herein shall have the meanings set forth on Schedule 1 hereto.
1.2.    Rules of Interpretation.
(i)    The singular includes the plural and the plural includes the singular; and words in the masculine, neuter or feminine gender shall be read and construed as though in either of the other genders where the context so requires.
(ii)    The word “or” is not exclusive.
(iii)    A reference to any law includes any amendment or modification to such law, and all regulations, rulings and other law and regulations promulgated under such law.
(iv)    References herein to “Borrower” shall mean the Parent and the Project Company, collectively, with respect to the Loan Schedule, Note and other Finance Documents to which it is a party.
(v)    A reference to an Entity includes its successors, permitted assigns and any permitted transferees.
(vi)    The words “include,” “includes” and “including” are not limiting.

(vii)    A reference in a document to an Article, Section, Exhibit, Schedule, Annex or Appendix is to the Article, Section, Exhibit, Schedule, Annex or Appendix of such document unless otherwise indicated. Exhibits, Schedules, Annexes or Appendices to any document shall be deemed incorporated by reference in such document.
(viii)    References to “knowledge” or words of similar import refer to the actual knowledge of the current officers of the relevant Entity, without any duty of investigation unless otherwise indicated.
(ix)    References to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time.
(x)    The words “hereof,” “herein” and “hereunder” and words of similar import when used in any document shall refer to such document as a whole and not to any particular provision of such document.
(xi)    The section and subsection headings in a document are for convenience of reference only and shall neither be deemed to be a part of such document nor modify, define, expand or limit any of the terms or provisions thereof.
2.    Loan.
2.1.    On the date of each closing (a “Closing Date”) set forth in each Loan Schedule, Borrower shall borrow from Lender and Lender shall lend to Borrower, the sum set forth therein (the “Loan”), subject to the terms and conditions set forth herein, in order to finance all or a portion of the cost of a Project pursuant to each Addendum listed on the applicable Loan Schedule. The amount of each Loan shall be subject to the limits set forth in the table attached hereto as Exhibit E based on the applicable Customer Rating on the Closing Date of the Loan made with respect to such Customer (as may be amended from time to time at the sole discretion of Lender, the “Customer Rating Loan Limits”). The aggregate amount of the unpaid principal for all Loans issued hereunder may not, at any time, exceed $100,000,000.00 (the “Maximum Loan Amount”); provided that the Maximum Loan Amount may be increased by mutual agreement of the Parties.
2.2.    Each Loan made by Lender shall be evidenced by a Loan Schedule executed by a Project Company. The Loans made by Lender shall be evidenced by the Note issued by Parent, payable to the Lender in accordance with the payment terms set forth in each Loan Schedule. Parent expressly agrees, that notwithstanding the absence of Parent’s execution of such Loan Schedule, Parent shall be jointly and severally liable for all obligations evidenced by all such Loan Schedules. Each Loan Schedule shall be serially numbered and constitute a complete and separate loan and security agreement, independent of all other loans and security agreements, and without any requirement of being accompanied by an originally executed or copy of this Master Loan and Security Agreement. The term “Loan Agreement” when used herein shall refer to this Master Loan and Security Agreement and all individual Loan Schedules.

2.3.    Each Loan Schedule will be irrevocable for its full term and for the aggregate payments set forth therein. Unless and only to the extent otherwise expressly provided in a Loan Schedule, no Loan Schedule shall replace any previous Loan Schedule but shall be supplementary to all previous Loan Schedules. Where the provisions of any Loan Schedule conflict with the terms hereof, the provisions of such Loan Schedule shall prevail.
2.4.    Loans may be issued (i) to fund progress payments to vendors (“Interim Funding”) or (ii) to fund the refinancing of Interim Funding Loans and final payments to vendors or reimbursements for other payments made by Project Company with respect to a Project for which a Commercial Operation Date has occurred (“Final Funding”) in each case for the costs associated with the Project for which a Project Agreement has been executed by the applicable Customer.
2.5.    Progress payment advances under each Interim Funding Loan may be made not more than once per month, upon receipt by Lender of satisfactory evidence of the Project costs being due and payable to a vendor; provided that Interim Funding Loans made with respect to any single Addendum shall only be made within six (6) months from the date of the first progress payment advance (the “Interim Funding Period”). In the event that a Project subject to an Interim Funding Loan shall not be accepted by the applicable Customer within fifteen (15) days following the expiration of the Interim Funding Period, Lender may require Borrower to repay all progress payment advances, together with accrued interest thereon, made with respect to such Project.
2.6.    Notwithstanding anything herein to the contrary, each Loan hereunder is subject to Lender’s satisfactory review of the documentation related to each Project and credit approval of the Customer, and shall be issued by Lender in its sole and absolute discretion, and nothing herein shall obligate Lender to make any Loan hereunder. Funding of any Loan or progress payments on any Interim Funding Loan hereunder, shall be made only to the extent that (i) such Loan or progress payment will not cause the outstanding amount of all Loans hereunder to exceed the Maximum Loan Amount, (ii) no Event of Default or event having a Material Adverse Effect with respect to Borrower or Parent has occurred and is continuing and (iii) no event has occurred and is continuing which, with the giving of notice or lapse of time, or both, would become an Event of Default hereunder or cause a Material Adverse Effect in the business or financial condition of Borrower or Parent. In addition, Lender may refuse to make any Loan if at any time, any changes in any Customer Rating causes the aggregate amount of Loans issued hereunder to exceed the Maximum Exposure percentage for the applicable Customer Rating all as set forth on the Customer Rating Loan Limit Table attached hereto as Exhibit E.
3.    Payment Terms.
3.1.    Each Interim Funding Loan shall be for an initial term of sixty (60) months, plus the term of the Interim Funding Period, as set forth on the applicable Loan Schedule, provided that the Interim Funding Period shall not exceed six (6) months. During the Interim Funding Period (the “Interim Interest Period”), Borrower shall pay monthly interest only payments at a floating rate equal to the Prime Rate as posted on Bloomberg.com on the last day of each month during the Interim Interest Period, plus two (2) percentage points (the “Interim Loan Rate”). Following the Interim Interest Period, monthly principal and interest payments corresponding to the Saved Energy Commitment Payments identified in the Addendum to which the Loan relates shall be paid for the following sixty (60) months, with a balloon payment due on the sixtieth (60th)

payment date with interest calculated at the Loan Rate (set on the last day of the Interim Interest Period) on the basis of a 360-day year for actual days elapsed. If the Project associated with an Interim Funding Loan is refinanced with a Final Funding Loan, then Borrower shall pay all outstanding principal and accrued interest using the proceeds of such Final Funding Loan.
3.2.    Each Final Funding Loan shall be for an initial term of sixty (60) months, with monthly principal and interest payments corresponding to the Saved Energy Commitment Payments identified in the Addendum to which the Loan relates, with a balloon payment due on the sixtieth (60th) payment date. The interest rate on such Final Funding Loan for the initial term shall be at a per annum rate of interest equal to the sum of the then current swap rate (as posted on Bloomberg.com five business days prior to the date of the Commercial Operation Date, having a 5-year maturity, plus that number of basis points set forth in the table attached hereto as Exhibit F, based on the applicable Customer Rating, and shall be specified on the applicable Loan Schedule calculated on the basis of a 360-day year for actual days elapsed (the “Loan Rate”).
3.3.    Provided no Event of Default, or event which with the passage of time or giving of notice, or both, would constitute an Event of Default has occurred and is continuing (other than an Event of Default arising solely out of a Customer Default), and that no material adverse effect on the business, assets, liabilities, operations, prospects or condition, financial or otherwise, of Parent or the Project Company associated with a Loan (other than a material adverse effect arising solely out of a Customer Default) has occurred, Borrower may, in lieu of paying the balloon payment for a Loan, elect to execute a new Loan Schedule for one (1) additional term of sixty (60) months or for such other additional term as is specified in the applicable Loan Schedule. The Loan Rate for such new Loan Schedule shall be calculated at a per annum rate of interest equal to the sum of the then current swap rate (as posted on Bloomberg.com five (5) business days prior to the balloon payment date), having a maturity nearest in time to the remaining term of the applicable Addendum, plus that number of basis points set forth in the table on Exhibit F hereto based on the applicable Customer Rating set forth therein, at the time of the initial Loan. Such new Loan Schedule shall be executed by Borrower and delivered to Lender prior to the date the final balloon payment is due.
3.4.    All payments on the Note shall be applied first to the payment of accrued interest on the outstanding principal of the Note and then to such outstanding principal, and as further set forth in Section 15. All payments of principal and, to the extent permitted by law, interest which are not made when due under the Note or this Loan Agreement shall bear interest from the date due until paid at the lesser of one and one-half percent (1.50%) per month or the highest rate permitted by law (the “Late Payment Rate”).
3.5.    Borrower may, without Lender’s consent, voluntarily prepay any Loan in full by making a payment to Lender in an amount (the “Prepayment Amount”) equal to (i) the entire outstanding principal balance of such Loan, together with accrued interest thereon, plus (ii) an amount (the “Prepayment Penalty”) equal to the positive difference, if any, between (a) the present value of the monthly payments remaining due under the applicable Loan on the payoff date, each discounted at a per annum rate of interest equal to the sum of (x) the current yield of the U.S. Treasury obligation (as posted on Bloomberg.com five business days prior to the payoff date), trading closest to par and having a maturity nearest in time to the remaining average life of such Loan, plus (y) 50 basis points, and (b) the present value of the monthly payments due under the applicable Loan remaining unpaid to Lender on the payoff date, each discounted at an interest rate equal to the Loan Rate per annum, provided, however, that Borrower shall not be required to pay the Prepayment Penalty with respect to prepayments of Loans associated with a Customer if (i) the prepayment is being made as a result of the downgrade of such Customer’s Customer Rating from one Customer Rating Range to another, or (ii) Lender is unwilling or unable to make further loans with respect to such Customer for any reason.
3.6.    In the event that any Addendum is terminated early pursuant to the terms thereof, a mandatory prepayment of the related Loan shall become due and payable on date of such termination (the “Termination Date”) in an amount equal to the Prepayment Amount calculated as of the Termination Date. Any amounts paid with respect to the applicable Addendum by or on behalf of Borrower or Customer in consequence of such early termination (“Termination Payments”) shall be applied to payment of the Prepayment Amount.
3.7.    In the event that Customer exercises any right to prepay, or any reduction in the Saved Energy Payments occurs, pursuant to the terms of any Addendum, a mandatory prepayment of the related Loan shall become due and payable on date such prepayment is made, or reduction is effective in an amount equal to (a) with respect to any prepayment, the amounts paid by Customer, or (b) with respect to any reduction in the Saved Energy Payments, the amount of any such reduction over the term of the Project Agreement. Any amounts paid with respect to the applicable Addendum by or on behalf of Borrower or Customer in consequence of such prepayment or reduction shall be applied to the amounts due from Borrower hereunder.
3.8.
(i)    In the event that the Customer exercises its rights under the Master Project Agreement to terminate, in whole or in part, any Addendum thereto and pay the Early Termination Fee payable thereunder, Borrower shall pay the applicable Prepayment Amount and the related Loan shall be cancelled (in whole or in part, as applicable), and if a partial prepayment has been received, the amortization schedule of the applicable Loan shall be amended to reflect such partial prepayment.
(ii)    If Customer elects to relocate the System but continue paying the Saved Energy Commitment Payments, Borrower may continue to pay the payments due under the Note as if such election had not been made, provided, that, Borrower shall execute and deliver to Lender such UCC financing statements and other documents (including, but not limited to, landlord waivers and intercreditor agreements) which Lender may deem necessary to perfect its interest in the System so relocated.
4.    Servicing.
4.1.    Delivery of the Services required under each Project Agreement shall be delivered by Servicers approved by Lender in its sole discretion, who have entered into a Performance Agreement in a form approved by Lender in its sole discretion, and who have executed an Acknowledgement, Consent and Agreement, in form substantially similar to that attached hereto as Exhibit G. A list of Servicers approved by Lender is attached hereto as Exhibit H. Additional Servicers may, from time to time, be approved by Lender, in its sole discretion, at the request of Parent. In the event that a Servicer, breaches the Performance Agreement, and such breach is not cured in the time provided pursuant to the Performance Agreement, and such breach materially and adversely affects the Project financed hereunder,

Lender may (i) require Parent or Borrower to terminate the Performance Agreement with respect to such Project, and/or (ii) undertake the performance of such obligations itself or through another Servicer reasonably acceptable to the Parties.
4.2.    Each Performance Agreement shall contain remedies acceptable to Lender in connection with the failure of the applicable Servicer to deliver the energy savings required under the applicable Project Agreement. An Energy Savings Warranty (the “ESW Policy”) issued by an insurer, and containing terms, satisfactory to Lender in all respects for the term of the applicable Loan shall be required for each Addendum serviced by a Servicer for which an ESW Policy is designated as being required next to such Servicer’s name on Exhibit H; provided, however, that for any new Loans, Lender may elect to subsequently require, or waive the Parent’s obligation to obtain an ESW Policy with respect to such new Loans, at any time in its sole discretion. Any ESW Policy required hereunder and not waived shall be listed on the applicable Loan Schedule.
4.3.    Administrative services to be performed by Parent or other Borrower hereunder, may be performed for Borrower through Cortland Capital Market Services LLC (“Administrative Servicer”) pursuant to a Loan Servicing Agreement dated July 16, 2015 by and between Redaptive, Inc. and Administrative Servicer (the “Loan Services Agreement”), provided, however, that Borrower shall not be relieved of its obligations hereunder. Such administrative services include, but may not be limited to, invoicing of Customers for the applicable Saved Energy Payments, preparation of reports related to application of payments and payment histories, and administering data and preparation of reports related to Project performance, including annual true-up processes. All fees of the Administrative Servicer and costs and expenses related to the Loan Services Agreement shall be borne by Parent or the applicable Borrower to the extent they relate to Projects financed hereunder, taken as a whole. In the event that Administrative Servicer, breaches the Loan Services Agreement, such breach is not cured in the time provided pursuant to the Loan Services Agreement, and such breach materially and adversely affects the Projects financed hereunder, Lender may (i) require Parent or Borrower to terminate the Loan Services Agreement with respect to the Projects financed hereunder, and/or (ii) undertake the performance of such obligations itself or through another administrative servicer reasonably acceptable to the parties.
5.    Grant of Security Interest. In order to secure the prompt payment of the principal of and interest on the Note (whether now or hereafter outstanding) and all other monies payable and to be payable to Lender by Borrower under this Loan Agreement and the timely and faithful performance and observance by Borrower of all of its agreements, covenants, and provisions contained in this Loan Agreement and the Note (all of the foregoing obligations, collectively, the “Indebtedness”), Borrower grants, pledges and assigns to Lender on each Closing Date and applicable Project Agreement, a security interest in and to the following (all of the following, collectively, the “Collateral”): (i) the interests of Borrower in and to the Project Agreement set forth in a Loan Schedule and the related Site Agreement and Performance Agreement, and any and all other instruments or documents pursuant to which any person or entity shall issue a guaranty of, or provide collateral security for, the obligations of Customer under such Project Agreement(s) or Servicer under the Performance Agreement; (ii) all of the rights and interest of Borrower in and to all monies due or to become due to Borrower under such Project Agreement(s), the Site Agreement and/or the Performance Agreement (the “Payments”); (iii) all of Borrower’s rights, but none of its obligations, under such Project Agreement(s), the Site Agreement and the Performance Agreement; (iv) all right (including its right to convey title thereto), title and interest of Borrower in and to the System leased under such Project Agreements, and any repairs, replacements and substitutions thereof; (v) any lockbox or account into which any Payments shall be received, whether owned or controlled by Borrower or a third-party administrator or servicer; (vi) the Minimum Cash Reserve; (vii) all rights and interests of Borrower in and to any rebates due with respect to any Project; (viii) all rights and interests of Parent in the Beneficial Interests of the Project Company; (ix) all other assets of each Project Company; (x) the Accounts, Collateral and Payment Intangibles (as such terms are now or hereafter defined in Article 9 of the Uniform Commercial Code) relating to such System, Project Agreement and Performance Agreement; and (xi) all income and proceeds of any of the foregoing. Notwithstanding the foregoing, after payment in full of all outstanding principal of and accrued interest on a Loan and all amounts required to be paid under this Loan Agreement then the security interest of Lender in and to the Collateral related to such Loan and all proceeds thereof shall terminate and shall be of no further force and effect.
5.1.    It is the intention of the parties that each Loan shall be cross-collateralized. Accordingly, all Collateral pledged as security for any one Loan is hereby deemed to secure all Loans. If an Event of Default (as such term is hereinafter defined), that is not a Customer Default (as hereinafter defined), has occurred and is continuing, the Lender shall be entitled to apply the proceeds of any Collateral, or any payment received by the Lender from the Customer or Borrower, to any Loan in such order and manner as determined by the Lender in its sole discretion. Notwithstanding the foregoing, if an Event of Default arises out of a Customer Default, Lender agrees that it shall only be entitled to exercise remedies against the Collateral relating to such Project.
5.2.    It is the further intention of the parties that each Loan granted hereunder shall be cross-defaulted. Accordingly, the occurrence of an Event of Default under any Loan shall, at the sole and absolute discretion of Lender, automatically and immediately constitute, without the requirement for the giving of any notice by the Lender, an Event of Default under all other Loans (without the giving of any further notice or the expiration of any cure period), provided, however, that no such cross-default shall be declared to the extent such Event of Default arises out of a Customer Default, in which case Lender shall only be entitled to declare an Event of Default under the Loan related to the applicable Project Agreement in default and the provisions of Section 5.1 shall apply.
5.3.    Upon payment in full of the Prepayment Amount and all other indebtedness then due and owing under this Loan Agreement with respect to an Addendum or Project, (i) the related Loan Schedule shall terminate, (ii) Lender’s security interest in the related Collateral shall automatically be released and all rights in such Collateral shall revert to Borrower, (iii) Borrower shall be permitted to file a UCC financing statement amendment evidencing such termination, (iv) Borrower may dispose of any such related Collateral and (v) Lender shall execute and deliver to Borrower such documents as any Borrower shall reasonably request to evidence such termination and release.
6.    Representations and Warranties of Borrower. Borrower hereby represents and warrants to Lender each of the following with respect to each Loan made hereunder (and the related Project, Project Company and Collateral) as evidenced by a Loan Schedule, on the Closing Date of such Loan:
6.1.    General representation and warranties:
(i)    each of this Loan Agreement, the Project Agreement, the Site Agreement, the Performance Agreement and the other Transaction Documents (as hereinafter defined) executed by Parent or Project Company in connection with such Loan has been duly authorized, executed and delivered by Parent or Project Company, and constitutes a legal, valid and binding agreement and obligation of each Borrower enforceable according to its terms;
(ii)    the Note has been duly authorized, executed and delivered by the Parent and each Loan Schedule has been duly authorized, executed and delivered by the applicable Project Company and each constitute a legal, valid and binding agreement and obligation of such Parent or Project Company, as the case may be, enforceable according to its terms;
(iii)    neither (a) the execution and delivery of this Loan Agreement, the Project Agreement, the Performance Agreement, ESW Policy (if any) and the Notice relating to such Loan, if any, the Site Agreement, if any, the Finance Documents and any purchase documents with respect to the System relating to such Loan (collectively the “Transaction Documents”) nor (b) the issuance of the Note evidencing such Loans, nor (c) the consummation of the transactions herein contemplated nor the fulfillment of, or compliance with, the terms and provisions hereof, of any other Transaction Document or of the Note, will conflict with, or result in a breach of or violation by Borrower of any law or any of the terms, conditions or provisions of its organizational documents (as amended through the date of each Loan Schedule) of Borrower, or of any bond, debenture, note, mortgage, indenture, or other agreement or instrument to which Borrower is a party or by which it or its properties are bound, or constitute (or with the giving of notice or the passage of time or both will constitute) a default thereunder, or result in the creation or imposition of any lien, charge, security interest or other encumbrance of any nature whatsoever upon the Collateral pursuant to the terms of any such agreement or instrument other than the security interest granted to Lender pursuant to Section 3 of this Loan Agreement and except for the rights of Customer under the Project Agreement;
(iv)    Parent and Project Company are limited liability companies duly organized and validly existing under the laws of Delaware, with its chief executive office and principal place of business located at 180 Montgomery Street, Suite 2180, San Francisco, CA 94104, and will at all times validly exist and maintain good standing;
(v)    each Project Agreement for which funding is provided hereunder shall be in a form approved by Lender in its sole discretion;
(vi)    on such date the applicable Borrower either (a) owns or (b) holds, and will assign to Lender, a perfected, first priority security interest in, the subject Collateral in each case free and clear of all security interests, liens and encumbrances whatsoever, except for Permitted Liens;

(vii)    Lender will have, upon the giving of value and the filing of appropriate financing statements against Borrower, a duly perfected first priority security interest in all of the Collateral, subject to any Permitted Liens;
(viii)    the security interests in the Collateral granted to the Lender pursuant hereto and to the Finance Documents: (a) constitute as to personal property included in the Collateral and, with respect to subsequently acquired personal property included in the Collateral, will constitute, a perfected security interest and lien under each applicable Uniform Commercial Code, and (b) are, and, with respect to such subsequently acquired property, will be, as to Collateral perfected under each applicable Uniform Commercial Code, superior and prior to the rights of all third persons now existing or hereafter arising whether by way of mortgage, lien, security interests, encumbrance, assignment or otherwise. All action as is necessary has been taken to establish and perfect the Lender’s rights in and to, and the priority of its lien on, the Collateral, including any recording, filing, registration, delivery to the Lender, giving of notice or other similar action. The Security Documents and financing statements relating thereto have been duly filed or recorded in each office and in each jurisdiction where required in order to create and perfect the lien and security interest described above and the priority thereof. The Collateral has not suffered any loss, substantial damage, destruction, attachment, levy, garnishment, taking or commencement of any proceeding there against, or which could result in any attachment, levy garnishment or taking.
(ix)    no other security interest has been or will be granted by Borrower with respect to the Collateral and the income and proceeds therefrom;
(x)    the Project Agreement related to such Loan, the Site Agreement and the Performance Agreement are genuine, legal and valid, have been duly authorized, executed and delivered by Customer and/or Servicer, as the case may be, and constitute a legal, valid and binding agreement and obligation of Customer or Servicer, as the case may be, enforceable according to its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and equitable principles related to or affecting creditors' rights generally or the effect of general principles of equity;
(xi)    the copies of the Project Agreement in respect of such Loan, the Site Agreement, the Performance Agreement and each other Transaction Document in respect of such Loan delivered by Borrower to Lender on or prior to the date of such Loan are true and correct copies of such documents, each of which is in full force and effect and has not been amended, modified or terminated in any respect through the date hereof;
(xii)    all financial information and statements and all other documents, certificates or other writings delivered pursuant hereto, including, without limitation all data reports with respect to the applicable Project and exposure limits, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. With respect to the forecasts, estimates, pro forma information, projections and statements as to anticipated future performance or conditions, and the assumptions on which they were based, Borrower warrants that as of the date made (a) such forecasts, estimates, pro forma information, projections and statements were based on good faith assumptions made at the time, and (b) such assumptions were believed to be reasonable; it being understood and agreed that such forecasts, estimates, pro forma information, projections and statements, and the assumptions on which they are based, may or may not prove to be correct.
(xiii)    there is no payment under the applicable Project Agreement or Performance Agreement which is past due as of the Closing Date for such Loan pursuant to the terms of the Project Agreement or the Performance Agreement, as the case may be, nor have there been any payments made in advance on account of the payments due under the Project Agreement or the Performance Agreement, and to the best of Borrower’s knowledge, Customer is not in default under any of its obligations under the Project Agreement and Servicer is not in default under any of its obligations under the Performance Agreement;
(xiv)    each System has been delivered to and accepted by Customer, except with respect to Interim Funding Loans, which Project Company reasonably expects shall be accepted by Customer on or prior to the expiration of the Interim Funding Period;
(xv)    Customer has not notified Borrower and Borrower has no reason to believe that (a) Project Company is in default under any of its obligations under the Project Agreement, or (b) any item of System is not functioning properly, or (c) Customer intends not to pay any amount which is due or which will become due, or will not satisfy any obligation required to be performed by it, under the Project Agreement, and which in the case of (a) or (b) above, could reasonably be expected to materially and adversely affect the Saved Energy Commitment Payments, the value of the Collateral or the business or financial condition of Borrower, or give rise to a right of Customer to terminate all or a portion of the Project Agreement;
(xvi)    Servicer has not notified either Borrower and Borrower has no reason to believe, that (a) Borrower is in default under any of its obligations under the Performance Agreement, or (b) Servicer intends not to pay any amount which is due or which will become due, or will not satisfy any obligation required to be performed by it, under the Performance Agreement;
(xvii)    there are no setoffs, counterclaims, or defenses on the part of Customer to pay any amounts due under the Project Agreement for such Loan or on the part of Servicer to pay any amounts due under the Performance Agreement;
(xviii)    the Saved Energy Commitment Payments and other payments due under the Project Agreement for such Loan and/or the ESW Policy (if any) or Performance Agreement are sufficient to pay the scheduled installments of principal of and interest on such Loan as such installments come due on a non-accelerated basis;
(xix)    the Early Termination Fees based on the projections of Actual Saved Energy set forth in the Project Agreement, and other payments due under the Project Agreement for such Loan and/or the ESW Policy (if any) or Performance Agreement are sufficient to pay the full amount of principal of and interest on such Loan upon a termination event as contemplated by the Project Agreement;
(xx)    there is no litigation or governmental proceeding pending or, to Parent or Project Company’s knowledge, threatened against Parent or Project Company or any Collateral which could reasonably be expected to materially and adversely affect the Saved Energy

Commitment Payments, the value of the Collateral or the business or financial condition of Borrower;
(xxi)    Borrower has all requisite permissions, licenses, registrations and permits required to conduct its business under the laws of the United States and any state or foreign country in which they conduct business. The foregoing constitute all of the authorizations required by any Entity for the operation of Borrower’s business now or hereafter conducted, and all have such authorizations have been validly issued and are in full force and effect. To the best knowledge of Parent or Project Company, no event has occurred which could cause a revocation or termination of any such authorization or which could cause a Material Adverse Effect on the Collateral relating to such Loan or business of Borrower;
(xxii)    the remaining term of, and the Saved Energy Commitment Payments remaining due under the Addendum are fully and accurately set forth on the applicable Loan Schedule.
6.2.    Representations and warranties as to each Project Company owning a Project for which a Loan is being made on the Closing Date:
(i)    Project Company is a single purpose entity, formed for the sole purpose of constructing, developing, owning, operating and maintaining Projects and Project assets. Project Company shall not trade, carry on any business or own any assets, nor incur any liabilities except for any liabilities under the Transaction Documents to which it is a party and Project Costs in the ordinary course of business and pursuant to applicable law.
(ii)    The shares or membership interests of Project Company have been duly and validly authorized and issued, are fully paid non-assessable and, is not subject to any option to purchase or similar rights or convertible into or exchangeable for, any Beneficial Interests in Project Company. The constitutional documents of the Project Company do not restrict or inhibit any transfer of such Beneficial Interests and the Parent is the sole owner of the Beneficial Interests of the Project Company free and clear or any lien (except for Permitted Liens).
(iii)    Project Company (a) does not have any Indebtedness, and (b) has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a lien, in each case except as may be created hereunder.
(iv)    Project Company has good, valid and marketable title to, or valid leases or licenses of, all properties and required to conduct its business and all the Project assets necessary to operate the Project, except where the failure to have such title or leases or licenses would not reasonably be expected to result in, a Material Adverse Effect.
(v)    Project Company does not trade, carry on any business, own any assets, nor has it incurred any liabilities except for:
(a)    the provision of Services under the Project Agreement and obligations under the Performance Agreement;

(b)    any liabilities under the Transaction Documents to which it is a party and the relevant operating expenses in the ordinary course of business; and
(c)    any liabilities under and in respect of finance documents evidencing any Loans.
(vi)    The execution, delivery and performance by the Project Company of a Loan Schedule hereto and the other Finance Documents to which it is a party do not and will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any lien (other than Permitted Liens) in respect of any property of the Project Company under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, organizational documents of the Project Company, or any other agreement or instrument to which the Project Company is bound or by which the Borrower or any of its properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Project Company or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Project Company.
(vii)    There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Parent, threatened against or affecting Project Company or any of its property or any Project assets, in any court or before any arbitrator of any kind or before or by any Governmental Authority, except, such actions, suits, investigations or proceedings as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(viii)    Project Company is not (a) in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or (b) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
(ix)    The Parent has no subsidiaries other than the Project Companies and other subsidiaries that develop, own and operate Projects.
(x)    Project Company is solvent and able to pay its debts as they mature and shall not be rendered insolvent, undercapitalized or unable to pay maturing debts as a result of the disbursement of any Loan proceeds. Project Company is not subject to any bankruptcy, reorganization, arrangement, insolvency or other similar proceedings

All representations and warranties set forth in this Section 6 to the effect that any agreement is a legal, valid and binding instrument enforceable in accordance with its terms are subject, as to the enforceability of remedies, to limitations imposed by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally.
7.    Covenants and Agreements of Borrower. Borrower covenants and agrees, so long as any Loan remains unpaid hereunder, with respect to each Project Agreement and related unpaid Loan:

7.1.    General covenants and agreements:
(i)    that all of its right, title and interest in and to the Collateral and any payments with respect thereto remaining to be paid are and shall be expressly subject and subordinate to all of the right, security, title and interest of Lender therein;
(ii)    not to take any action with respect to its right, title and interest in and to any item of Collateral, without the prior written consent of Lender, except as may be explicitly set forth in the Project Agreement for which either Parent or Project Company shall deliver prompt notice thereof to Lender;
(iii)    to promptly execute and file any and all financing statements and other papers or documents consistent herewith which Lender may reasonably request from time to time in order to perfect or continue Lender’s security interest in the Collateral, or to carry out the purposes hereof, or to facilitate the collection of monies due or to become due from Customer and/or Servicer, as the case may be;
(iv)    the applicable Project Company shall duly perform all of the obligations of the provider under the Project Agreement, including invoicing Customer in accordance with the terms of the Project Agreement, shall remain liable thereunder to Customer notwithstanding this Loan Agreement, shall duly perform all of its obligations under the other Transaction Documents, in each case the non-performance of which would entitle Customer to terminate the Project Agreement, and shall not, without Lender’s prior written consent, amend, modify or issue any consent, or waiver of, or release from, any material provision of the Project Agreement, the Site Agreement, the Performance Agreement or any other Transaction Document or extend the time of any payment thereunder, or rescind, cancel or accept the surrender of the Project Agreement or the Performance Agreement;
(v)    to keep and maintain, or cause to be kept and maintained, the ESW Policy (if any) and all other policies of insurance, required hereunder, and to provide Lender with evidence of all such insurance, upon Lenders request therefor, and to notify Lender promptly upon actual knowledge by any of its officers or employees of any termination or non-renewal of any such insurance;
(vi)    to keep the Collateral free and clear of all mortgages, pledges, liens, charges, security interests and all other encumbrances, whatsoever, other than (a) the security interest granted to Lender pursuant to Section 5 of this Loan Agreement and the Finance Documents, (b) the rights of Customer under the Project Agreement, (c) liens imposed by law for taxes not yet due or which are being contested in good faith and by appropriate proceedings and, if such proceedings have been initiated, (1) such proceedings do not involve any material risk of sale, forfeiture, or loss of all or any portion of the Collateral or of a breach of the Project Agreement or the Performance Agreement and (2) appropriate reserves have been established in accordance with GAAP, or bonds or other security have been provided, in an amount necessary to effect the satisfaction and discharge of such lien, and (d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other similar liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue or which are being contested in good faith and by appropriate proceedings and, if such proceedings have been initiated, (1) such proceedings do not involve any material risk of sale, forfeiture, or loss of all or any portion of the Collateral or of a breach of the Project Agreement or the Performance

Agreement and (2) appropriate reserves have been established in accordance with GAAP, or bonds or other security have been provided, in an amount necessary to effect the satisfaction and discharge of such lien (the “Permitted Liens”, provided, however, that notwithstanding anything herein to the contrary, no Permitted Liens described in clauses (c) and (d) above shall attach to any Collateral consisting of Payments), and Borrower shall defend the right and interest of Lender in and to the Collateral;
(vii)    to deliver to Lender copies of all data reports received by Borrower in connection with each Project;
(viii)    to notify Lender promptly upon actual knowledge by any of its officers or employees of any default by Customer or Servicer under the Project Agreement or the Performance Agreement, as the case may be, or any other Transaction Document;
(ix)    not to sell, assign, transfer, create a security interest in, mortgage or in any way encumber the Collateral, other than Permitted Liens;
(x)    in the event of loss or material damage to the System of which it has actual knowledge, to promptly send written notice thereof to Lender;
(xi)    to give Lender at least 30 days’ prior written notice of any change in the location of its principal place of business, chief executive office or the place at which its books and records are kept from their current locations;
(xii)    promptly upon receipt of notice thereof, to pay or cause to be paid all charges, taxes and assessments levied or assessed against Borrower, if the failure to pay such taxes could result in the imposition of any lien against the Collateral or any payments made or to be made by Customer in respect thereof, other than liens for taxes not yet due;
(xiii)    to hold in trust and to forthwith pay over to Lender any monies due or to become due under the Project Agreement, the ESW Policy (if any), the Performance Agreement or otherwise assigned to Lender which it received from any person other than Lender;
(xiv)    in the event that Customer defaults in payment of any amounts due under the Project Agreement, or Servicer defaults in payment of any amounts due under the Performance Agreement, or monies are due and unpaid under the ESW Policy (if any), to use its commercially reasonable best efforts to promptly collect for and on behalf of Lender such amounts from Customer, Servicer or the insurer, as the case may be, and to cooperate fully with Lender in connection with the collection of such amounts;
(xv)    not to dissolve or terminate its existence as a Delaware limited liability company, and agrees to qualify to do business in the jurisdiction(s) where a System is located if at any time Lender reasonably determines that the failure to so qualify will have a material and adverse effect on the ability of Lender to enforce its rights and remedies in such jurisdiction under or with respect to the Collateral;
(xvi)    to send monthly invoices to Customer in accordance with the provisions of the Project Agreement, with a copy to Lender, directing Customer to pay all Payments to Lender’s account, as set forth on the applicable Loan Schedule; and

(xvii)    upon at least fifteen (15) days prior written notice, but not more than once a year, to permit Lender to examine all books and records of Borrower relating to the Collateral; provided, however, that following any event having a Material Adverse Effect, or during the continuance of any Event of Default hereunder, Lender shall be entitled to examine such books and records with such frequency as Lender may deem advisable, in its sole discretion, and Borrower shall make such books and records available to Lender within five (5) business days of Lender’s request.
7.2.    Affirmative covenants and agreements: Borrower further covenants and agrees to:
(i)    maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction and in a manner consistent with projects similar to the Projects. Parent will, and will cause Project Company to, within the time period specified herein, or if no time period is specified, within five (5) business days, deliver to Lender all financial information, reports, certificates, notices and other information required pursuant to the terms hereof or of the Transaction Documents;
(ii)    (a) perform and observe all of the terms, covenants, provisions and agreements under (1) the Transaction Documents to which it is a party and (2) other agreements to which it is a party except where the failure to perform and observe such other agreements could not individually or in the aggregate be reasonably expected to have a Material Adverse Effect, (b) take reasonable actions to enforce all rights and obligations thereunder, and (c) maintain the Transaction Documents to which it is a party in full force and effect in accordance with the terms thereof, as from time to time amended in accordance herewith;
(iii)    cause the applicable Project Company to maintain and preserve each Project in good working order and condition, ordinary wear and tear excepted and make, or cause Project Company to, make all repairs, alterations, additions and replacements which are necessary for each Project to meet all requirements of law and prudent industry practices;
(iv)    notify Lender promptly of any claim adverse to, litigation, proceeding, action or administrative or tax proceeding or other action instituted against (a) Parent or Project Company or other obligor hereunder, (b) any of its or their properties, or (c) with respect to any Project, in each case, which could have a Material Adverse Effect. For purpose of this Loan Agreement, any single claim, litigation, proceeding, matter, action or inquiry in which the sum is in excess of Ten Thousand Dollars ($10,000.00), shall be deemed material;
(v)    notify Lender immediately upon becoming aware of any Event of Default or event which with the giving of notice or passage of time could become an Event of Default under (a) this Loan Agreement, (b) any other Transaction Documents, or (c) any other document or agreement to which an obligor hereunder is a party, in each case specifying the nature and period of existence thereof and what action has been, or is proposed to be, taken with respect thereto;
(vi)    notify Lender if, on the last day of each quarterly fiscal period, the aggregate amount of Loans hereunder exceed the Maximum Exposure limits set forth on Exhibit E hereto; and

(vii)    absolutely, unconditionally and irrevocably undertake to provide such funds or other support as may be needed from time to time by Project Company or other obligor hereunder to honor all of its obligations hereunder, under the Finance Documents or Transaction Documents and to carry out the intents and purposes contemplated hereby.
7.3.    Negative covenants and agreements. So long as any Loans are outstanding and with respect to Parent and Project Company or other obligor hereunder, Borrower will not, nor allow or permit any other party, directly or indirectly, to:
(i)    create, incur, assume, permit or otherwise suffer to exist (upon the happening of a contingency or otherwise) any lien, except Permitted Liens;
(ii)    suffer or permit any judgment, decree or order not fully covered by insurance to be entered by a court of competent jurisdiction, or permit or suffer any writ or warrant of attachment or any similar process to be filed against Borrower or any obligor or against any property or assets securing any Loans hereunder;
(iii)    cause Project Company to incur any debt or indebtedness, except to the Lender as contemplated hereunder;
(iv)    make or permit to remain outstanding any loan or advance to, or extend credit to any Entity, or own, purchase or acquire any stock, obligations or securities of, or any Beneficial Interest or other interest in, or make any capital contribution to, any Entity (except that Parent shall own all of the Beneficial Interests in Project Company);
(v)    make any distributions to its members without the prior written consent of Lender, except with respect to those amounts paid to Borrower in accordance with Section 15;
(vi)    consolidate or merge with any other Entity;
(vii)    engage in any business other than as related to the direct or indirect development, financing, construction, ownership, operation and maintenance of the Projects;
(viii)    amend or waive any provision of its governing documents or of any other constitutive documents without the prior written consent of Lender, which consent will not be unreasonably withheld, conditioned or delayed;
(ix)    amend, modify, supplement, suspend, terminate or waive any Transaction Document if the effect thereof could reasonably be expected to have a Material Adverse Effect;
(x)    enter into any Project document after the date hereof except (i) with the consent of Lender (which consent will not be unreasonably withheld or delayed) and (ii) an operating and maintenance agreement in substantially the form heretofore provided to the Lender, if the effect thereof could reasonably be expected to have a Material Adverse Effect;
(xi)    enter into any contract for personal services or obtain management or special consulting or advisory services other than in the ordinary course of business;

(xii)    do or fail to do, or permit or fail to permit to be done, any act or thing, the doing or omission of which would give any other party under a lease or easement to which Project Company is a party a right to terminate such lease or easement, if the effect thereof could reasonably be expected to have a Material Adverse Effect; or
(xiii)    cause Parent to cease to be a wholly-owned subsidiary of Redaptive, Inc., or cause Project Company to cease to be a wholly-owned subsidiary of Parent, in each case without the prior written consent of Lender, which consent will be subject to Lender’s standard due diligence review and approval of any transferee or new member and the constituent documents, but will not be unreasonably withheld, conditioned or delayed.
7.4.    Financial covenants and agreements: Parent covenants and agrees that, so long as any Loans are outstanding and with respect to each Borrower hereunder, Parent shall, directly or indirectly, or cause such Borrower to:
(i)    maintain a minimum Fixed Charge Coverage Ratio of the Parent (consolidating all Project Companies) for the prior twelve (12) month period equal to 1:11. This covenant shall be tested commencing December 31, 2016 and quarterly thereafter within sixty (60) days of each calendar quarter end;
(ii)    maintain a minimum cash reserve at the Parent of at least $500,000.00 (“Minimum Cash Reserve”); and
(iii)    deliver (or cause to be delivered) the following to Lender, certified, in form substantially similar to that attached hereto as Exhibit I, by Borrower and Parent to Lender as being, as of the time the same is furnished to Lender, complete and accurate in all material respects:
(a)    consolidated financial statements as specified below, in the form, at the times, and otherwise complying with the following requirements:
(1)    within sixty (60) days after the end of each quarterly fiscal period in each fiscal year of Parent, duplicate copies of (A) a balance sheet of Parent as at the end of such quarter, and (B) profit and loss statements and cash flows statements for such quarter and for the portion of the fiscal year ending with such quarter, in each case setting forth in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, or accompanied by GAAP reconciliations, and certified by a senior financial officer of Parent as fairly presenting, in all material respects, the financial position of Parent and its results of operations and cash flows, subject to changes resulting from year-end adjustments;
(2)    Within one hundred and twenty (120) days of the close of its fiscal year (but not later than May 1st of each year), audited financial statements (including income and expense statements) and audited operating statements (in form reasonably acceptable to Lender) of the Parent prepared in accordance with GAAP and certified by Frank

Rimerman, Ernst & Young LLP, Deloitte Touche Tohmatsu Limited, KPMG International, PricewaterhouseCoopers, or any other nationally recognized accounting firm (or firm otherwise acceptable to Lender) to be true and correct (inclusive of balance sheet, income statement, cash flow statement and contingent debt schedule);
(3)    On or before the tenth (10th) day of each month during an Interim Funding Loan draw period, (A) copies of the monthly bank statements of Borrower; (B) an accounting of the use of funds received by Borrower, and (C) a status report with respect to the Project progress, including, estimated completion dates.
(b)    On or before the tenth (10th) day of each month:
(1)    A report reflecting the remaining Saved Energy Commitment for each Project Agreement financed hereunder;
(2)    The Actual Saved Energy delivered under each Project Agreement hereunder; and
(3)    Such other information and reports related to the performance of the Projects as Lender may reasonably request.
(c)    copies of any information in the form, and at the time, delivered to the members or potential investors, whether such information constitutes operating costs, budgets, projections, forecasts, or other business information related to any Borrower; and
(d)    promptly upon their becoming available, a copy of any metering, monitoring, usage or other report or information related to the energy savings and energy usage of a Project.
As used in this Section 7.4:
“Fixed Charge Coverage Ratio” shall mean the ratio of Net Operating Income plus interest expense, amortization and depreciation (as herein defined) of Borrower to Fixed Charges (as herein defined) of Borrower.
“Net Operating Income” with respect to Borrower shall mean Revenues of Borrower (as herein defined) less Expenses (as herein defined) for the applicable prior twelve (12) month period.
“Fixed Charges” shall mean the actual sum of interest and principal due and payable with respect to a Loan by Borrower for the applicable twelve (12) month period.
“Revenues” shall mean the sum of all cash received by Borrower related to the Project during the applicable twelve (12) month period, excluding, however, the proceeds of any Loans or advances hereunder, any insurance proceeds received by Borrower for any casualty related to the Collateral, or proceeds received with respect to the sale of any Collateral.

“Expenses” shall mean amounts expended by the Borrower during such period in payment of operating costs and expenses incurred in connection with the design, procurement, installation and operation of a Project in the ordinary course of business, including, without limitation, payments to vendors and contractors, sales, use or personal property taxes, utility charges, insurance premiums and maintenance expenses, excluding, however, Fixed Charges or amounts paid from funded reserves, charges for income taxes, capital gain taxes, excise taxes and similar taxes, and depreciation, amortization and other non-cash expenses. The parties acknowledge that the Borrowers shall be deemed to have no Expenses or unfinanced capital expenditures unless otherwise mutually agreed by the parties in writing.
Net Operating Income, Fixed Charges, Revenues and Expenses shall be determined on an accrual basis and in accordance with GAAP, consistently applied.
8.    Conditions to Closing.
8.1.    Concurrently with the execution of this Loan Agreement, Borrower shall deliver to Lender, the following:
(i)    a certificate of the secretary or assistant secretary of Borrower and of Parent, dated the Effective Date, certifying as to the resolutions of the governing body of each of Borrower and Parent evidencing approval of the transactions contemplated by this Loan Agreement and the other Transaction Documents to which it is a party, and in each case, the execution, delivery and performance thereof, and authorizing certain officers or managing members to execute and deliver the same, and certifying that such resolutions were duly and validly adopted and have not since been amended, revoked or rescinded, and attaching (i) a certified copy of its organizational documents; (ii) a true copy of its governing document; (iii) a standing certificate from its state of organization and each other state as it may be qualified to conduct its business; and (iv) an incumbency certificate certifying the names, titles and true signatures of each authorized signatory of Borrower and Parent, respectively;
(ii)    UCC and litigation searches of Borrower and Parent, dated a date reasonably near to the Effective Date, which searches shall (a) confirm there are no liens and that neither the Parent nor the Project Company is subject to any litigation, and (b) be otherwise in substance satisfactory to Lender;
(iii)    Evidence of filing of a Uniform Commercial Code Financing Statement, covering all assets of Parent and Project Company in each case that constitute Collateral, in form and substance satisfactory to Lender, to perfect, a valid and enforceable security interest and lien of first priority, against the Collateral pledged to Lender pursuant to the Finance Documents;
(iv)    A chart reflecting the Project Company’s, state of organization and each jurisdiction in which it is qualified, the Beneficial Interests issued with respect thereto, and a list of all officers and/or managers of Project Company, certified by the Parent, in form substantially similar to Exhibit J attached hereto;

(v)    A Pledge and Security Agreement in the form of Exhibit K (the “Pledge Agreement”), duly executed by Parent in favor of the Lender, with respect to the pledge of its Beneficial Interests in each Project Company;
(vi)    Deposit account control agreements in form satisfactory to Lender, in all respects, covering the account in which the Minimum Cash Reserve shall be held and the Controlled Account; and
(vii)    Such additional documents, instruments, certificates or agreements with respect to such legal matters or related to the transactions contemplated hereby as may be reasonably requested by the Lender.
8.2.    The making of each Loan under this Loan Agreement is subject to the fulfillment, to the satisfaction of Lender prior to or at Closing, of the following conditions:
(i)    All of Borrower’s representations, warranties, covenants and agreements set forth herein and in the other Finance Documents shall be true and correct and in full force and effect, and Borrower shall have performed and complied with all agreements and conditions contained in this Loan Agreement and the other Finance Documents and no default or Event of Default shall have occurred and be continuing;
(ii)    No event, occurrence or condition that has had, or could reasonably be expected to have, a Material Adverse Effect shall have occurred and be continuing;
(iii)    Borrower shall deliver either (x) a Project Asset Assignment Agreement, substantially in the form of Exhibit L, duly executed by the Assignor (as defined therein) and Project Company or (y) an Assignment and Assumption Agreement, substantially in the form of Exhibit M, duly executed by Assignor (as defined therein) and Parent; and
(iv)    In addition to the Loan Schedule, Borrower shall have delivered to Lender:
(a)    a report, substantially in the form of Exhibit N hereto, reflecting the aggregate principal balances of all Loans made hereunder and the then current percentage of exposure for each Customer Rating category;
(b)    a certificate of its secretary or assistant secretary, dated the Closing Date, certifying to Lender on the Effective Date, the accuracy of the statements therein and documents attached thereto, or containing any amendments thereto;
(c)    such additional documents, instruments, certificates or agreements with respect to such legal matters or related to the transactions contemplated hereby as may be reasonably requested by the Lender; and
(d)    with respect to each Project, Borrower shall have delivered:
(1)    A certified copy of the applicable Project Agreement (including any applicable statement of work) issued to, or assigned to the applicable Borrower, including evidence of acceptance of the Project by the Customer (if applicable);

(2)    A certified copy of the applicable Performance Agreement, including any required ESW Policy with respect to the Project, issued to or assigned to the applicable Borrower;
(3)    An applicable Notice;
(4)    a pay proceeds letter instructing Lender where to deposit Loan proceeds; and
(5)    Such other documents as Lender may reasonably require.
8.3.    For each Project Company executing its first Loan Schedule hereunder, the delivery to Lender prior to or at the Closing Date of the such Project Company’s first Loan, of the following:
(i)    A standing certificate from its state of organization and each other state as such Project Company may be qualified to conduct its business;
(ii)    UCC and litigation searches, dated a date reasonably near to the Closing Date, which searches shall (a) confirm there are no liens and that neither the Parent nor such Project Company is subject to any litigation, and (b) be otherwise in substance satisfactory to Lender;
(iii)    Evidence of filing of a Uniform Commercial Code Financing Statement, in favor of Lender covering all assets of Project Company that constitute Collateral, in form and substance satisfactory to Lender; and
(iv)    An Assignment, Acknowledgment and Consent, in the form attached to the Pledge Agreement, duly executed by Parent and Project Company.
8.4.    In each case, Parent shall have paid on or before the applicable Closing Date: (a) the fees, charges and disbursements of Lender’s counsel and (b) all other documented fees, out-of-pocket costs and expenses (including consultant fees and expenses) and other compensation, in each case, contemplated hereby or by the other Finance Documents, or pursuant to separate letter agreements, payable to Lender.
9.    Insurance. So long as any Loans remain unpaid hereunder, Borrower shall, at its own expense, keep and maintain, or cause to be kept and maintained, in effect:
(i)    a policy of commercial general liability insurance on an occurrence basis against claims for personal injury, bodily injury, death and/or property damage occurring or resulting from or relating to the System or the performance by Project Company of any of its obligations under the Project Agreement, including, without limitation, the possession, use, operation, installation, or maintenance of the System, under which Borrower is named as the insured and Lender, its successors and assigns, are named as additional insureds;
(ii)    insurance against all risks of physical damage to or loss or destruction of the System, howsoever caused, including, without limitation, loss or damage by fire (including so-called extended coverage), theft, collision and such other risks and hazards as are insurable under then available standard forms of “all risk” property insurance policies with extended coverage, for the full insurable value thereof or replacement value thereof;
(iii)    if required under the applicable Loan Schedule, an ESW Policy, in an amount not less than the aggregate value of the applicable Loan(s) unpaid hereunder from time to time; and
(iv)    such other insurance in such amounts and with such coverages as Lender may reasonably require from time to time and then being customarily required for industries similar to that of Borrower.
All insurance required to be carried hereunder (i) shall contain a provision that (x) no act or omission of Borrower shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained, and (y) shall be noncancellable and/or no material change in coverage shall be made thereto unless the Lender shall receive thirty (30) days’ prior notice of the same, and (ii) shall be effected under valid and enforceable policies issued by reputable insurers knowledgeable in the industry and permitted to do business in the locations where such Systems are located and have a Standard & Poor’s rating of BBB or better or, if such ratings are not then in effect, the equivalent thereof or such other financial rating as Lender may at any time consider appropriate; and (iii) unless otherwise specifically set forth herein, shall provide coverage amounts that are customary for the industry. Borrower shall provide Lender with evidence of all such insurance and all renewals, extensions, amendments, modifications and endorsements thereto.
10.    Rights of Lender. Borrower hereby irrevocably constitutes and appoints Lender and any officer, employee or agent thereof, with full power of substitution, as Borrower’s true and lawful attorney-in-fact with full irrevocable power and authority in the name, place and stead of Borrower or in its own name, from time to time in Lender’s discretion, for the purpose of carrying out the terms of this Loan Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Loan Agreement and, without limiting the generality of the foregoing, Borrower hereby gives Lender the power and right, on behalf of Borrower, without notice to or assent by Borrower to do the following: (i) to endorse any loss payment or returned premium check and to make, settle, and release any claim under any insurance policy with respect to the Collateral or Payments; (ii) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral, to effect any repairs or obtain any insurance called for by the terms of this Loan Agreement or any other Transaction Document and to pay all or any part of the premiums therefor and the cost thereof; (iii) to receive payment of and receipt for any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (iv) to apply each payment in respect of the Collateral in payment or satisfaction of the Indebtedness; and (v) upon the occurrence and continuance of any Event of Default (1) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of the Collateral; (2) to file any claim or take any other action or proceeding in any court of law or equity for the purpose of collecting any and all monies due under the Project Agreement or the Performance Agreement; (3) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or release as Lender may deem appropriate; and (4) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Lender were the absolute owner thereof for all purposes, and to do, at Lender’s option, at any time, or from time to time, all acts and things which Lender deems necessary to protect, preserve or realize upon the Collateral and Lender’s security interest therein in order to effect the intent of this Loan Agreement all as fully and effectively as Borrower might do. Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest, shall be irrevocable and shall terminate only upon payment in full of the Indebtedness. The powers conferred on Lender hereunder are solely to protect Lender’s interests in the Collateral and shall not impose any duty upon it to exercise such powers. Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Borrower for any action taken or omitted to be taken in good faith or in reliance on the advice of counsel except only for its own gross negligence or willful misconduct, and the foregoing shall not operate to release Lender from any liability arising out of the gross negligence of any of its officers, directors, employees or agents in disposing of any of the Collateral.
11.    Right of Lender to Perform for Borrower and Customer.
11.1.    If an Event of Default has occurred and is continuing, Lender may, at its option, perform, or cause to be performed, any such obligation and may, without limiting the generality of the foregoing, obtain insurance and pay all taxes, assessments, and charges levied on the respective System or for the storage, maintenance or repair thereof. Any insurance premiums, taxes, assessments and charges so paid or losses incurred by Lender as a result of any nonperformance by either Project Company or Customer of its obligations under a Project Agreement shall be secured by this Loan Agreement and shall be payable by Borrower on Lender’s demand, with interest at the rate provided for in the applicable Loan Schedule.
11.2.    If any Event of Default related to the Servicer or Performance Agreement shall have occurred and be continuing, Lender may, at its sole discretion, upon notice to Borrower, exercise any rights to terminate the respective Performance Agreement and/or replace the Servicer thereunder.
12.    Events of Default. Any of the following events shall constitute an Event of Default hereunder (an “Event of Default”):
(i)    any default by Customer under a Project Agreement, not cured within the applicable cure period (a “Customer Default”) or any Borrower default under a Project Agreement or any event giving rise to the right of Borrower or Customer (after the applicable cure period, if any) to terminate the Project Agreement;
(ii)    any breach, beyond any applicable cure period, under, or cancellation, termination or non-renewal of, the Performance Agreement or the related ESW Policy (if any);
(iii)    any Finance Document during the term thereof is declared by any Governmental Authority to be null and void or otherwise unenforceable, or Borrower or another obligor claims that during the term thereof any Finance Document is null, void or unenforceable or otherwise repudiates a Finance Document to which it is a party;

(iv)    any Transaction Document is declared during the term thereof by any Governmental Authority to be null and void or otherwise unenforceable, or Borrower claims that any Transaction Document during the term thereof is null, void or unenforceable or otherwise repudiates any Transaction Document during the term thereof, and such Transaction Document is not replaced with a valid, binding and enforceable agreement with substantially the same terms and conditions within sixty (60) days;
(v)    Parent or Project Company defaults in the performance of or compliance with any term contained in a Transaction Document to which it is a party and such default could reasonably be expected to have a Material Adverse Effect and continues unremedied for thirty (30) days or more after the Project Company has knowledge of such default;
(vi)    any default occurs under any Transaction Document as a result of a payment default or a bankruptcy-related default of the third party contractor party thereto, which continues for more than 60 consecutive days, unless within 30 days after expiration of such 60-day period, Parent or Project Company, as applicable, enters into a replacement for such Transaction Document that has substantially similar or more favorable terms to Borrower or Project Company than such Transaction Document, with an experienced replacement counterparty;
(vii)    the failure of Borrower to secure and maintain, or cause to be secured and maintained, any insurance required to be provided hereunder, with insurer(s) and in amounts reasonably satisfactory to Lender;
(viii)    the failure of Borrower to secure and maintain, or cause to be secured and maintained, the Performance Agreement or any applicable ESW Policy, as provided herein;
(ix)    any installment of principal of or interest on the Note shall not be paid in accordance with Section 15 within ten (10) days after the due date thereof;
(x)    Borrower shall fail to perform or observe any other covenant, condition or agreement to be performed or observed by Borrower in this Loan Agreement, in the Note or in any agreement or certificate furnished to Lender in connection herewith, and such failure shall continue unremedied for a period of thirty (30) days after notice from Lender to Borrower;
(xi)    any material representation or warranty made by Borrower herein or in any document or certificate furnished to Lender in connection herewith shall be incorrect when made or shall be misleading in any material respect;
(xii)    Parent, Project Company or any Borrower shall make a voluntary bankruptcy filing, is generally not paying or shall admit in writing its inability to pay any of its debts as they mature or make an assignment for the benefit of creditors, or a receiver or trustee shall have been appointed with respect to it or to any of its estate;
(xiii)    Any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings for relief under Title 11 of the United States Code or any federal or state bankruptcy or insolvency law or similar law now or hereafter in force for the relief of debtors shall be instituted against Parent or Project Company, shall be consented to by it or shall not be dismissed within sixty (60) days of such institution or Parent or Project Company shall take any action in the furtherance of the institution of any such proceeding;

(xiv)    Borrower abandons a Project or suspends operation of a Project for a period of thirty (30) consecutive days or more for a reason other than force majeure or as otherwise permitted under the applicable Project Agreement, as such term is defined in the applicable Project Agreement, and such event has a Material Adverse Effect; or
(xv)    during the term of any Loan, any lien granted to Lender pursuant to any of the related Finance Documents is invalid, void, unenforceable or unperfected or ceases to have priority or Parent or Project Company or another obligor commences any proceeding or takes any other action to render any such lien invalid, or to avoid any such lien or to render any such lien unenforceable or unperfected or to challenge the priority of such lien.
13.    Remedies. If any Event of Default hereunder shall have occurred and be continuing, then and in every such case Lender may by notice in writing to Borrower declare the unpaid principal amount of the related Loan, and, at the sole discretion of Lender but subject to the next sentence, any or all other Loans executed pursuant to this Loan Agreement, and all accrued interest thereon to be due and payable without presentment, protest or other notice (all of which are hereby waived by Borrower). Thereupon, the entire amount of such principal and accrued interest, and the entire amount due hereunder and thereunder with respect to such Loans, shall become due and payable immediately without further demand, together with interest at the Late Payment Rate, to the extent legally enforceable, on any portion thereof overdue; provided, however, that if such Event of Default relates solely to a Customer Default, Lender may only accelerate the payments with respect to the Loan related to the applicable Addendum then in default and shall only be entitled to exercise rights against the Collateral associated with the related Project.
Upon the occurrence and during the continuance of an Event of Default hereunder, Lender may exercise any or all of the following remedies in addition to such other remedies which may be available at law or in equity:
(i)    If a default by Customer or Servicer in any of its obligations under the Project Agreement or the Performance Agreement, as the case may be, which constitutes an Event of Default hereunder shall have occurred and be continuing, then Lender may (either directly or through Borrower) exercise any of the remedies available to Borrower thereunder;
(ii)    Lender may collect and receive any and all revenues and other cash and non-cash proceeds constituting the Collateral;
(iii)    Lender may exercise any and all rights and remedies under the Pledge Agreement, including, without limitation, undertaking ownership and/or control of a Project Company and all applicable Projects, and effecting a sale of the membership interests in the applicable Project Company and the applicable Project (as set forth in subsection (iv) below);
(iv)    If the unpaid principal amount of a portion or all of the Note shall have been accelerated as provided above, Lender may, subject to Customer’s rights under the applicable Project Agreement, sell all or any part of the Collateral, free from any and all claims of Borrower, in one lot and as an entirety or in separate lots, at public or private sale for cash or credit, in its discretion. Upon any such public sale, Lender itself or any holder of the Note may bid for the property offered for sale or any part thereof and the proceeds of such sale, net of costs, shall be applied to the Indebtedness secured hereby as provided hereinafter. Any such sale shall be held or conducted in a commercially reasonable manner and at such place and at such time as Lender may specify, or as may be required by law, and Lender agrees to use good faith efforts to notify Borrower of the time and place of any sale of the Collateral. Without limiting the generality of the foregoing, Borrower expressly agrees that in any such event Lender, without demand of performance or other demand or notice of any kind (except the notice specified herein of time and place of public or private sale) to or upon Borrower or any other person (all and each of which demands and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral or any part thereof. If any notification of intended disposition of any of the Collateral is required by law, such notification shall be deemed reasonably and properly given (a) if effectively received by Borrower at least five (5) days before such disposition, or (b) if deposited in the U.S. mail, by registered or certified mail, return receipt requested at least ten (10) days before such disposition and addressed to Borrower at the address set forth in Section 23 hereof; or
(v)    Lender may, in its discretion, exercise any other remedies afforded a secured party under the Uniform Commercial Code or such successor statute as may be in force from time to time in the State of New York or any other jurisdiction whose laws are applicable.
Upon the occurrence and during the continuance of any Event of Default hereunder, at the request of Lender, Borrower shall promptly execute and deliver to Lender such instruments of title and other documents as Lender shall deem necessary or advisable to enable Lender to obtain ownership of the Collateral and the Project or to transfer the title to the Collateral and the Project to any purchaser in connection with such sale and to transfer the applicable Project to Lender or such purchaser. Upon taking of ownership and sale of the Collateral and the Project, Borrower shall cease to have any rights of redemption in respect of the Collateral or the Project hereunder, and no payments thereafter made by Borrower in respect of any or all of the Collateral shall give to Borrower any legal or equitable interest or title in or to the Collateral or the Project or any cause or right of action at law or in equity in respect of the Collateral or the Project against Lender or the holders of the Note, except that Lender shall report to Borrower regarding the proceeds of the sale and the application thereof.
Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization and sale, after deducting all reasonable costs and expenses of every kind incurred in connection therewith (“Collection Costs”) or incidental to the care, safekeeping or otherwise of any or all of the Collateral or in any way relating to the rights of Lender hereunder, including reasonable attorneys’ fees and legal expenses, to the payment in whole or in part of the Indebtedness, in such order as Lender may elect, and only after so applying such net proceeds, after payment in full of the Indebtedness, shall pay the surplus, if any, to Borrower or whomsoever may be lawfully entitled to receive the same. Borrower hereby waives presentment, demand and protest (to the extent permitted by applicable law) of any kind in connection with this Loan Agreement or any Collateral.
14.    Borrower’s Right to Cure Default. Notwithstanding the provisions of Section 12(i) or 12(ii) hereof, should Customer or Servicer default in the observance or performance of its obligations to pay when due any installment of Payments due under the Project Agreement or the Performance Agreement, as the case may be, Borrower shall have the right, within five (5) business days after receipt of written notice from Lender of the occurrence of such default, to cure the resulting default on the Note by making payment in full of any unpaid installment then due and owing on the Loan plus penalties (if any) to Lender. If Borrower makes such payment within such time after written notice, no Event of Default shall then exist hereunder because of Customer’s or Servicer’s failure to make payment of such installment under the Project Agreement or the Performance Agreement, as the case may be. Notwithstanding the foregoing, Borrower may cure no more than six (6) such defaults in the aggregate and not more than two (2) consecutively, with respect to any Loan hereunder.
15.    Application of Payments Prior to Default. Each Customer shall be instructed to pay all Saved Energy Payments, Termination Fees, and all other amounts due and to become due under the Project Agreement, directly to the Controlled Account. Borrower shall deliver to Lender on or before the tenth (10th) day of each month, a copy of the invoice delivered to Customer. Upon receipt of the Saved Energy Payment from Customer (or in the event of receipt of the Saved Energy Payment on a day that is not a business day, no later than the next business day following receipt), Lender shall apply the same first to any Past Due Amounts and any other amounts due and unpaid to Lender, plus all interest accrued thereon, second to the Payment amount then due Lender under the Note, third to any Energy Savings Payment Shortfall or other amounts due Lender under any other Note executed pursuant to this Loan Agreement, and fourth to Borrower in an amount equal to the fractional portion of the Project funded or retained by Borrower (i.e. if Lender provides 90% financing of a Project, Borrower shall be deemed to have funded or retained a 10% interest in such Project, and any payment due to Borrower pursuant to the fourth provision hereof, shall be equal to 10% of the Saved Energy Payment amount), provided, however, that no amounts shall be payable to Borrower in the event the Saved Energy Payment received from Customer is not sufficient to pay the amounts set forth in items first, second and third hereof. Any amounts remaining after application of such funds as aforesaid, shall be applied by the Lender to the outstanding principal of the Note without the application of the Prepayment Penalty. In the event that the Saved Energy Payment received from Customer in any month, together with any amounts received pursuant to the Performance Agreement and any applicable ESW Policy are insufficient to pay the periodic Saved Energy Commitment Payment due under the Note in full (such difference being the “Energy Savings Payment Shortfall”), Lender shall apply such partial payment received, first to any interest accrued under the Note, and the remaining amount thereof, if any, to principal. Any remaining principal due on the Note shall be paid from any other Saved Energy Payment received by Lender during that month, and if all such payments are not sufficient to satisfy the periodic Saved Energy Commitment Payment amount, the Lender shall, provided that such Energy Savings Payment Shortfall is not the result of a breach of Customer or Borrower under the Service Plan, carry the remaining principal amount of such Saved Energy Commitment Payment on its books (the “Past Due Amount”), which such amount shall continue to accrue Interest thereon. For the avoidance of doubt, the existence of an Energy Savings Payment Shortfall and/or any Past Due Amount shall not constitute an Event of Default of Borrower hereunder.
Notwithstanding anything contained in this Section 15 to the contrary, to the extent any Loan shall be subject to an ESW Policy, neither the ESW Policy, nor any event for which payment under the ESW Policy should arise, shall be affected by the provisions contained in this Section 15.
Lender shall apply all other payments coming into the possession of Lender hereunder, whether paid by Borrower or Customer or derived from the Project Agreement, the Performance

Agreement, or the applicable ESW Policy or insurance or other proceeds of any sale or requisition or condemnation (or sale in lieu thereof) of the Collateral, or otherwise, immediately upon collection to any amount (including principal and interest) then due under the Note and other Indebtedness secured hereby or be held by Lender and applied to any amount due on the installment date under the Note. Upon the satisfaction of all obligations due Lender hereunder, and so long as no Event of Default or event, which, with notice or the passage of time or both, would constitute an Event of Default, shall exist hereunder, Lender shall by wire transfer to an account designated by Borrower to Lender in writing promptly remit any remaining funds to Borrower or whomsoever may be lawfully entitled to receive the same, but only to the extent the same are collected funds. In the event any monies received by Lender in respect of the Payments are subsequently dishonored or if it is otherwise determined that any such monies received do not constitute good funds, or if Lender shall be required to return any such funds, then Borrower, promptly upon request from Lender, will remit to Lender in good funds such monies that had been remitted by Lender to Borrower on account of any affected payment.
16.    No Amendment. This Loan Agreement may not be amended, waived, or discharged, except by an agreement in writing signed by the party against which or whom enforcement of the amendment, waiver, or discharge is sought. In case any one or more of the provisions contained in this Loan Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. Any provision of this Loan Agreement which is prohibited or unenforceable in any jurisdiction shall be, as to such jurisdiction, ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.
17.    Financing Statements by Lender. Borrower hereby irrevocably authorizes the Lender and its assignees, at any time and from time to time to execute, if so required by any particular jurisdiction, and file in any Uniform Commercial Code jurisdiction, any initial financing statements, amendments thereto or assignments to Lender of any financing statements filed against the Collateral by or on behalf of Borrower, including the execution, if so required, and filing of financing statements for informational purposes, that (a) indicates the Collateral, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such jurisdiction, and (b) provides any other information required by part 5 of Article 9 of the Uniform Commercial Code (Borrower hereby agreeing to furnish any such information to Lender and its assigns promptly upon request) for sufficiency or filing office acceptance of any financing statement, amendment or assignment. Borrower hereby authorizes Lender and its assigns to file any such financing statement, amendment or assignment without the signature of Borrower if permitted under the applicable Uniform Commercial Code. Borrower also hereby ratifies and affirms its authorization for Lender to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements, amendments thereto or assignments if filed prior to the date hereof.
18.    Transfer by Lender or Borrower.
18.1.    Lender may at any time assign or grant participations in all or any portion of the Note and a Loan; provided, no such assignment by Lender shall require that payment by Customer be directed to more than one person or entity as agent for all such successors and assigns; provided, further, that if more than one person or entity shall have an interest hereunder, the agent designated to receive payment shall also be the agent of all such successors and assigns for purposes of exercising all rights of Lender under this Loan Agreement and the Note, and no person or entity other than such agent or any successor agent may exercise Lender’s rights hereunder; provided, further, an assignee or participant shall not be entitled to receive any greater payment under any section of this Loan Agreement than Lender would have been entitled to receive with respect to the assigned Indebtedness or the participation sold to such participant, as applicable; provided, further, that any such assignment or grant of participation shall not be to a competitor of Borrower; provided, further, that in connection with any sale of a participation interest herein by Lender, (1) Lender's obligations under this Loan Agreement shall remain unchanged; (2) Lender shall remain solely responsible to Borrower for the performance of such obligations; and (3) Borrower shall continue to deal solely and directly with Lender in connection with Lender's rights and obligations under this Loan Agreement.
18.2.    Borrower may not, sell, assign, transfer, convey, pledge, encumber or otherwise collaterally assign its right, title or interest in the System, the Project Agreement or the Performance Agreement, or any of the other Transaction Documents, whatsoever, without the prior written consent of the Lender.
19.    Governing Law and Counterparts. This Loan Agreement shall be interpreted and enforced between the parties in accordance with the laws of the State of New York without giving effect to principles of conflict of laws (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law). Borrower hereby irrevocably consents and submits to the non-exclusive jurisdiction of any New York State Court or any federal court located in New York for the adjudication of any matter arising out of or relating to this Loan Agreement and the Note. Nothing contained herein shall affect the right of Lender to bring any proceeding hereunder or under the Note in any other jurisdiction where Borrower is amenable to suit. This Loan Agreement may be executed in any number of counterparts and all such counterparts shall together constitute one agreement binding on all of the parties notwithstanding that all of the parties are not signatories to the same counterpart. Delivery of an executed counterpart of a signature page to this Loan Agreement, or any of the Finance Documents, by facsimile or electronic .pdf submission shall be effective as delivery of a manually executed counterpart of this Loan Agreement or such Finance Document.
20.    Expenses. Borrower shall reimburse Lender on demand for all out-of-pocket expenses of Lender incurred in connection with the Loan, including but not limited to up to an aggregate amount of $100,000.00 in legal fees and disbursements of Lender’s counsel in connection with the preparation and negotiation of this Loan Agreement, the Note and all other documents related to the Loans or the Collateral, whether now or hereafter executed or delivered. Notwithstanding the foregoing, Borrower shall pay all costs and expenses of Lender, including, without limitation reasonable legal fees and disbursements, incurred by Lender in connection with any amendments, waivers or modifications hereof, and in connection with Lender’s enforcement of its rights hereunder or under any Note, and such costs and expenses shall not be subject to refund of any kind.
21.    Survival of Representations, Warranties and Covenants. All of the representations, warranties, covenants and agreements set forth in this Loan Agreement shall survive the closing of the Loan and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the party for whose benefit such representations, warranties, covenants and agreements are made.
22.    Interpretation. Any reference herein to Borrower or Lender shall include their respective successors or assigns. Any references generally to the Note, the Project Agreement, an Addendum, the Performance Agreement or the Collateral herein shall relate to the Note, Project Agreement, Addendum and Collateral as more fully set forth on the applicable Loan Schedule hereto. In the event of any conflict between the terms of this Loan Agreement and the terms of the Note or a Loan Schedule, the terms of the Note or such Loan Schedule shall govern and be controlling.
23.    Notices. All notices to be made hereunder shall be in writing and shall be deemed to have been duly given if sent by telex, if delivered personally or four business days after being deposited in the United States mail, registered or certified mail, first class postage prepaid, and in each case addressed as follows:
If to Borrower:
Redaptive Master Services, LLC
180 Montgomery Street, Suite 2180
San Francisco, CA 94104
Attention:    Legal Department
If to Lender:
Hitachi Capital America Corp.
800 Connecticut Avenue
Norwalk, Connecticut 06854
Attention:    Mr. Ryan Collison, President
Any party hereto may change the address to which notice of such party shall be sent by giving notice of such change to the other parties to this Loan Agreement.
24.    Withholding Taxes. All payments to Lender under the Note shall be made without setoff or counterclaim and free and clear of, and without deduction for, any present or future withholding or other taxes or duties, including stamp duties, or other charges of any nature imposed on such payments by or on behalf of any government or any political subdivision or agency thereof or therein, unless any such charges are a result of an assignment of the Note by Lender. Lender agrees to promptly remit to Borrower, subject to Lender’s rights of set-off hereunder, any amounts received from Customer relating to sales, use or property taxes in respect of the Addendum or the System.
25.    Exclusivity; Right of First Offer. It is the intention of the parties that Lender be the exclusive financing institution with respect to Projects undertaken by Parent or Project Company. In the event that Lender is unwilling or unable to finance a Project, Parent may, through another subsidiary or affiliate, seek alternate financing or additional funding sources with respect to such Project. In the event that Lender has given Parent notice that it will provide no further financing under the terms hereof, Parent may, through another subsidiary or affiliate, seek alternate financing or additional funding sources with respect to future Projects, and any form of exclusivity shall terminate. For the avoidance of doubt, no additional financing or funding sources shall be incurred by a Project Company other than the Loans provided to such Project Company by Lender.
26.    Press Release. The parties agree that the terms of this Loan Agreement shall be subject to the Mutual Non-Disclosure Agreement executed by Lender and Redaptive, Inc. on July 21, 2014. Notwithstanding the forgoing, however, the parties agree that they shall cooperate in good faith in the preparation of a mutually-agreeable press release disclosing the existence of the transaction subject to this Loan Agreement, which press release shall be announced only by Lender.
[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have executed this Master Loan and Security Agreement as of the date first above written.

Parent:

REDAPTIVE MASTER SERVICES, LLC

By:	/s/ Arvin Vohra
Name:	Arvin Vohra
Title:	Managing Director

Lender:

HITACHI CAPITAL AMERICA CORP. (“Lender”)

By:	/s/ James M. Giamio
Name:	James M. Giamio
Title:	Vice President, Structured Credit & Operations

LIST OF EXHIBITS AND SCHEDULES
Exhibit A – Form of Secured Promissory Note
Exhibit B – Form of Loan Schedule
Exhibit C-1 – Form of Customer Pocket Notice
Exhibit C-2 – Form of Customer Notice and Acknowledgment of Assignment
Exhibit D – Deposit Account
Exhibit E – Loan Limits Table
Exhibit F – Interest Rate Table
Exhibit G – Form of Servicer Acknowledgment, Consent and Agreement
Exhibit H - Approved Servicers
Exhibit I – Form of Compliance Certificate
Exhibit J - Form of Project Company Structure Chart
Exhibit K – Form of Pledge Agreement
Exhibit L – Form of Project Asset Assignment Agreement
Exhibit M – Form of Assignment and Assumption Agreement
Exhibit N – Form of Loan Exposure Report
Schedule 1 - Definitions

EXHIBIT A
THIS NOTE HAS NOT BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED,
AND NO TRANSFER HEREOF MAY BE EFFECTED
UNLESS THE TRANSACTION RELATING THERETO
SHALL BE EXEMPT WITHIN THE MEANING OF
SUCH ACT AND THE RULES AND REGULATIONS
OF THE SECURITIES AND EXCHANGE COMMISSION
ADOPTED THEREUNDER.
SECURED PROMISSORY NOTE
Norwalk, Connecticut
September 30, 2016
FOR VALUE RECEIVED, the undersigned, REDAPTIVE MASTER SERVICES, LLC (“Parent”), a Delaware limited liability company having its principal place of business at 180 Montgomery Street, Suite 2180, San Francisco, CA 94104, promises to pay to the order of HITACHI CAPITAL AMERICA CORP. (“Lender”) at its offices at 800 Connecticut Avenue, Norwalk, Connecticut 06854, the principal sum of each Loan amount referenced in the Loan Schedules executed from time to time pursuant to that Master Loan and Security Agreement by and between Borrower and Lender, dated as of September 30, 2016 and all individual Loan Schedules executed and delivered thereunder (as amended, modified or supplemented, the “Loan Agreement”). Capitalized terms used and not defined herein shall have the meanings set forth in the Loan Agreement.
This Note is made in connection with and is secured by the provisions of the Loan Agreement and the Finance Documents. Reference is hereby made to the Loan Agreement and the Finance Documents for the provisions, among others, with respect to the custody and application of the Collateral, the nature and extent of the security provided thereunder, the rights, duties and obligations of Parent, the Project Company, and the rights of the holder of this Note.
The principal amount hereof is payable in accordance with the Loan Agreement, and such principal amount may be prepaid solely in accordance with the Loan Agreement.
Parent authorizes the Lender to record on the schedule annexed to this Note the date and amount of each Loan made by the Lender and each payment or prepayment of principal thereunder and agrees that all such notations shall constitute prima facie evidence of the accuracy of the matters noted. Parent further authorizes the Lender to attach to and make a part of this Note continuations of the schedule attached thereto as necessary. No failure to make any such notations, nor any errors in making any such notations, shall affect the validity of Parent’s obligation to repay the full unpaid principal amount of the Loan.
Parent further agrees to pay, in lawful money of the United States of America and in immediately available funds, interest from the date hereof on the unpaid and outstanding principal amount hereof until such unpaid and outstanding principal amount shall become due and payable (whether at stated maturity, by acceleration or otherwise) at the rates of interest and at the times set forth in the Loan Agreement, and Parent agrees to pay other fees and costs as stated in the Loan Agreement at the times specified in, and otherwise in accordance with, the Loan Agreement.
This Note is the Note defined in, and evidences indebtedness incurred under the Loan Agreement to which reference is made for a description of the security for this Note and of the circumstances under which this Note may be prepaid or the maturity of this Note may be accelerated and the outstanding balance of this Note may be declared immediately due and payable.
Parent waives presentment, demand for payment, notice of dishonor, protest and notice of protest, and all other notices or demands in connection with the delivery, acceptance, performance, default, endorsement or guarantee of this Note.
In addition to and not in limitation of the foregoing and the provisions of the Agreement, Parent further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys’ fees and legal expenses incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.
This Note, and the rights and obligations of the parties hereunder, shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without giving effect to principles of conflict of laws.
If any provision of this Note is construed by a court of competent jurisdiction to be invalid, illegal or unenforceable, then the remaining provisions of this Note shall not be affected thereby and shall be enforceable without respect to such invalid, illegal or unenforceable provision.
[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Note as of the 30th day of September, 2016.

REDAPTIVE MASTER SERVICES, LLC

By:

Name:

Title:

Note Schedule

Date	Advance	Prepayment or Repayment	Outstanding Balance
September 30, 2016	$3,353,949.78	--	$3,353,949.78

EXHIBIT B
LOAN SCHEDULE NO. ____
This Loan Schedule No. ___ is executed as of this _____ day of ___________, 20__ by REDAPTIVE MASTER SERVICES, LLC, a Delaware limited liability company (“Parent”) and [Project Company], a Delaware limited liability company (“Project Company” and collectively with Parent, the "Borrower"), pursuant to that certain Master Loan and Security Agreement dated as of September 30, 2016 (the “Loan Agreement”) between Borrower and HITACHI CAPITAL AMERICA CORP. (“Lender”) and incorporates, by reference, all of the terms and conditions thereof, and each of the representations, warranties, covenants and agreements of the Borrower as set forth in the Loan Agreement are deemed made on the date hereof as if fully set forth herein. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.
To the extent that Project Company has not previously executed a Loan Schedule under the Loan Agreement, Project Company hereby acknowledges that is has received and reviewed a copy of the Loan Agreement, and hereby agrees to be bound by all of the terms and conditions of the Loan Agreement.
Subject to the terms and conditions set forth in the Loan Agreement, Borrower shall borrow from Lender and Lender shall make to Borrower the following Loan:

Closing Date:

Loan Amount:	$

Check One:	_____ Interim Funding Loan

_____ Final Funding Loan

Interim Funding Period:	Earlier of Commercial Operation Date or [Six Month Expiration]

Initial Interim Funding Note Rate (If Applicable): _________

Note Rate:	_________ (If an Interim Funding Loan, indicate TBD)

Note Term:	60 months [following the Interim Funding Period]; with Option to extend for _____ months per the below

Payments:
[Following the Interim Funding Period] the principal of and interest on the Loan shall be paid in sixty (60) consecutive monthly installments payable on the [first] day of each month, consisting of fifty-nine (59) installments commencing [first payment date] and ending [last payment date], each in the amount of $[payment amount], followed by one (1) installment due [balloon payment date] in the amount of $[balloon amount]; provided that in no event shall the final installment be less than the outstanding principal balance of, plus accrued interest on, the Loan. Each installment shall be applied first to the payment of accrued interest and then to the payment of principal.

Pursuant to the terms of the Loan Agreement, the Borrower hereby grants, pledges and assigns to Lender a security interest in and to the following, constituting Collateral (as described in the Loan Agreement):
1.    Customer:
2.    Site:
3.    Project Agreement: Addendum ___ dated __________ and the Global Resource Optimization Agreement No. ________ dated ________________ between Project Company and [Customer], solely as it relates to the Addendum.
4.    Saved Energy Commitment Payments: [X] payments of $___________ each commencing [X] and ending [X][; followed by 1 payment of $____________ due on [X]]
5.    [Guaranty, if any]
6.    Servicer: ________________________
7.    Performance Agreement: Addendum No. ___ dated ___________ between Project Company and Servicer and [Master Service and Supply Agreement dated September ___, 2016] between Parent and Servicer, solely to the extent it relates to the Addendum.
8.    ESW Policy: [If required, complete details, if not required indicate “N/A” or “None”] ESW Project Endorsement No. _____ dated ________________ issued by [Insurance Company issuing] naming Lender as loss payee.
9.    Site Agreement: [Describe Lease between Customer and Project Company]
Additional Terms:
[Interim Funding: The Loan Amount may be drawn upon not more than once per month during the Interim Funding Period, upon delivery by Borrower to Lender of an advance request, in form similar to that attached hereto as Attachment 1, together with copies of invoices, satisfactory to Lender, for the Project Costs being paid. Borrower shall deliver to Lender evidence of Customer acceptance of the Project not later than fifteen (15) days following the expiration of the Interim Funding Period. In the event Borrower is unable to deliver such evidence within such time, Borrower shall repay the full amount of all principal advanced by Lender hereunder, plus all accrued interest thereon. ]
Option to Extend: Provided Borrower has satisfied the conditions set forth in the Loan Agreement, Borrower may, in lieu of paying the final balloon installment due under the Loan, finance such final installment for a term not to exceed [____ months], by executing and delivering to Lender a new Loan Schedule reflecting the terms agreed to by the parties. The Loan Rate for any new Loan shall be that number of basis points based on the Customer Rating at the time of the initial Loan determined using the table on Exhibit F to the Loan Agreement, over then current swap rate (as posted on Bloomberg.com five business days prior to the date of the new Loan) having a maturity nearest in time to the remaining term of the Addendum identified herein. Any such new Loan shall be governed by the terms of this Loan Schedule.
[Signatures On Next Page]

This Loan Schedule No. ____ is dated and effective as of the ___ day of __________, 20___.

REDAPTIVE MASTER SERVICES, LLC

By:
Name:
Title:
Address:

[Project Company]

By:
Name:
Title:
Address:

HITACHI CAPITAL AMERICA CORP.

By:
Name:
Title

Attachment 1
Form of Draw Request
Date:
Hitachi Capital America Corp.
800 Connecticut Avenue
Norwalk, Connecticut 06854
This request is issued pursuant to Loan Schedule No. ___ dated [Closing Date] to Master Loan and Security Agreement dated September 30, 2016 (the “Loan Agreement”).
Pursuant to the provisions of the Loan Agreement, Borrower hereby certifies and warrants that (a) no Event of Default or event which could result in a Material Adverse Effect has occurred, and (b) the representations and warranties made by the Borrower pursuant to or under the Loan Agreement are true and correct on the date hereof.
Borrower hereby requests an advance of $____________ and irrevocably authorizes and directs Lender to make payments to the persons, in the amounts, and on or before the date, set forth on the attached Schedule.

REDAPTIVE MASTER SERVICES, LLC

By:
Name:
Title:
Address:

[Project Company]

By:
Name:
Title:
Address:

Schedule A to Draw Request Dated:________

Payee[1]	Payment Amount	Due Date	Payment Instructions

1 Copies of Payee Invoice(s) are required.

EXHIBIT C-1
FORM OF CUSTOMER POCKET NOTICE
NOTICE OF ASSIGNMENT
______________________
[Customer]
[Customer Address]
[Customer Address]
[Attention: _______]
Re:    Addendum [No. _____] dated [Addendum Date] to Global Resource Optimization Agreement (collectively, the “Energy Savings Agreement”), between [Customer Name], as Customer and [Project Company] as [Provider] (“Provider”)
Dear Sir or Madam:
This will constitute notice of the assignment by Provider of all of its right, title and interest in the subject Energy Savings Agreement to Hitachi Capital America Corp. (“Lender”) .
On and after the date hereof, all payments and other sums due under the Energy Savings Agreement, and all notices required to be given thereunder, are to be paid or delivered to the following, unless or until Lender shall instruct differently, in writing:

Payment Instructions:	Notice Address:

Effective immediately, Lender shall have all of Provider’s rights, remedies and interests, but none of its obligations, in, to and under the Energy Savings Agreement, as if Lender were the Provider thereunder.

[Project Company]

By:
Name:
Title:

EXHIBIT C-2
FORM OF CUSTOMER NOTICE AND ACKNOWLEDGMENT OF ASSIGNMENT
NOTICE AND ACKNOWLEDGMENT OF ASSIGNMENT
Reference is hereby made to that certain [Describe Customer Agreement…Work Order No. To ……] (collectively, “Customer Agreement”) between [Customer Name] ("Customer"), and [ProjectCo] (the "Provider").
Provider hereby gives Customer notice and Customer hereby acknowledges receipt of notice that Provider has collaterally assigned to Hitachi Capital America Corp., whose offices are at 800 Connecticut Avenue, Norwalk, Connecticut 06854 (together with its successors and assigns, the "Lender"), all of its rights in the Customer Agreement [and the system described therein (the “System”)] as security for the loan made or about to be made by Lender to Provider pursuant to the Master Loan and Security Agreement by and between Redaptive Master Services, LLC, and Lender dated as of September 30, 2016. Customer hereby acknowledges such assignment and agrees to [continue to] make payment of any and all monies due or to become due under the Customer Agreement to Lender at: [PAYMENT INSTRUCTIONS] until Lender instructs Customer otherwise in writing.
In recognition of Lender's reliance upon this Notice and Acknowledgment of Assignment in making the loan or loans to Provider to enable Provider to satisfy its obligations under the Customer Agreement, Customer hereby consents to said assignment and certifies, confirms and agrees as follows:
1.    That the Customer Agreement is in full force and effect and, no modification, amendment or supplement to the Customer Agreement, except for the amendments attached hereto as Schedule A, has been made, and that the Customer Agreement represents the sole agreement between Provider and Customer respecting the System, Provider’s obligations and the payments due thereunder. Any future modification, termination, amendment or supplement to the Customer Agreement of a material nature, which could reasonably be expected to adversely affect the Lender, or settlement of amounts due thereunder shall be ineffective without Lender's prior written consent, which will not be unreasonably withheld or delayed.
2.    That Lender has not assumed any of the obligations of Provider and Lender shall not be responsible in any way for the performance by Provider or any other party of the terms and conditions of the Customer Agreement.
3.    That Lender, in the exercise of its rights and remedies under the Loan Agreement, is entitled to the benefits of each and every right accorded Provider in the Customer Agreement, including but not limited to remedies, inspection rights, indemnity rights, right to give consent, right to receive payment of costs and expenses incurred in exercising rights and remedies following any event of default, right to receive material notices and other documents required to be furnished by Customer to Provider under the Customer Agreement.
4.    That Customer will provide to Lender, copies of any notice delivered by Customer to Provider under the Customer Agreement.

ACCEPTED AND AGREED TO ON THIS _____ DAY OF ________________, 200[__].

PROVIDER:	CUSTOMER:

By:	By:

Title:	Title:

LENDER
HITACHI CAPITAL AMERICA CORP.

By:

Title:

EXHIBIT D
DEPOSIT ACCOUNT

EXHIBIT E
LOAN LIMITS TABLE

Customer Rating Range (S&P / Equivalent)	Limit ($) per Customer	Max Advance on Project	Maximum Exposure as % of Aggregate Debt Outstanding
BBB- or Better	N/A	90%	N/A
BB- to BB+	$10,000,000	90%	20%
B- to B+	$5,000,000	90%	10%

EXHIBIT F
INTEREST RATE TABLE

Customer S&P Rating	Energy Savings as a Service BP Spread over like term Swaps	Lease/Loan BP Spread over like term Swaps
A- or Better	400	275
BBB+ to BBB-	450	325
BB- to BB+	500	400
B- to B+	600	550

EXHIBIT G
FORM OF SERVICER ACKNOWLEDGEMENT, CONSENT AND AGREEMENT
ACKNOWLEDGEMENT, CONSENT AND AGREEMENT
This Acknowledgment, Consent and Agreement is made by and among, [SERVICER] (“Provider”), REDAPTIVE SERVICES, LLC (“Redaptive Services”), REDAPTIVE MASTER SERVICES, LLC, (“Parent”), and HITACHI CAPITAL AMERICA CORP. (“Lender”).
WHEREAS, Parent and Lender have entered into that certain Master Loan and Security Agreement dated as of September 30, 2016 (the “Loan Agreement”); and
WHEREAS, Pursuant to the terms of the Loan Agreement, Parent and one or more of its wholly-owned subsidiaries (each a “Project Company”, and collectively with Parent, “Borrower”) will, from time to time, enter into certain Loan Schedules, pursuant to which Lender will make certain loans to Borrower to finance certain energy saving systems (the “System” or “Systems”), and services relating to such Systems (“Services”, and collectively with a System, the “Project”), as specified in certain addenda or statements of work (each an “Addendum”) to a Global Resource Optimization Agreement (the “Master Project Agreement”, and together with the Addendum, collectively, the “Project Agreement”), which Borrower enters into from time to time with a customer (a “Customer”); and
WHEREAS, The Loan Agreement contemplates that Borrower will enter into certain service and supply agreements (each a “Performance Agreement”), pursuant to which a servicer therein (“Servicer”) shall supply the System and provide some or all of the Services to the Customers under the Project Agreement; and
WHEREAS, Provider and [Redaptive Services] have entered into a [Describe Servicing Agreement] dated as of _________ (the “Servicing Agreement”), pursuant to which Provider will provide certain products and services to Customers of [Redaptive Services] under certain Customer Orders set forth on an [Addendum] (the “Project Addenda”) executed from time to time; and
WHEREAS, the Servicing Agreement constitutes a Performance Agreement under the terms of the Loan Agreement.
NOW THEREFORE, in consideration of the mutual promises and agreements hereinafter contained, and for good consideration, the receipt of which is hereby acknowledged, the parties do hereby acknowledge and agree as follows:
1.    Parent and each Project Company are affiliates of Redaptive Services and have the right to enter into a Project Addenda, and upon the execution thereof, such Project Addenda shall be binding upon the respective party thereto and Provider.
2.    Notwithstanding anything contained in the Servicing Agreement to the contrary, any Borrower executing a Project Addenda may, as security for the loans made by Lender under the Loan Agreement, collaterally assign to Lender, all rights, interests and remedies of the applicable Borrower, afforded to such Borrower, under the Servicing Agreement, including, without limitation, the right to (i) demand performance, (ii) receive payments resulting from any breach,

(iii) terminate the Servicing Agreement following any uncured breach thereunder and undertake providing services to the Customer, (iv) use the [Provider’s IP] (as defined in the Servicing Agreement) to continue providing services to the applicable Customer under the Project Agreement following any such termination and (v) to assign the right to use such Provider’s IP to any servicer appointed by Lender to operate the System and provide the services contemplated by the Servicing Agreement until such time as the Project Agreement of the Customer shall terminate.
3.    Provider does hereby consent to any such assignment to Lender, and acknowledges Lender’s right to use the Provider’s IP, to the same extent afforded the Borrower under the Servicing Agreement, and to assign the same to any subsequent servicer, upon any termination of the Servicing Agreement, and upon written notice from Lender to Provider of such assignment, Provider shall perform all services under the Servicing Agreement for the benefit of Lender, and shall pay any amounts which thereafter become payable under the Servicing Agreement directly to the account of Lender specified in such notice.
4.    Provider does hereby further acknowledge and agree that:
A.    Lender does not assume any obligations of Borrower under the terms of the Servicing Agreement;
B.    No modification, termination, amendment or supplement to the Servicing Agreement shall be effective without Lender's prior written consent, which will not be unreasonably withheld or delayed;
C.    Provider will not assign or transfer any rights or obligations under the terms of the Servicing Agreement without the prior written consent of the Lender; and
D.    Provider shall not contest or impede the exercise by the Lender of any right under or in connection with the Servicing Agreement following a termination thereof.
5.    Provider further acknowledges and agrees that no subsequent notice of assignment by Lender or any Borrower is required for the terms of this Agreement to be effective, provided, however, that Provider shall not be obligated to make any payment which may become due under the Servicing Agreement to Lender until such time as Provider has received a notice of such assignment.
6.    Lender acknowledges and agrees that it shall be bound by the confidentiality provisions contained in Section 16(d) of the Servicing Agreement.
[Signatures on Next Page]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the _____ day of September, 2016.

[SERVICER]	REDAPTIVE SERVICES, LLC

By:	By:
Name:	Name:
Title	Title

HITACHI CAPITAL AMERICA CORP.	REDAPTIVE MASTER SERVICES, LLC

By:	By:
Name:	Name:
Title	Title
a.

EXHIBIT H
APPROVED SERVICERS

Approved Servicer	ESW Policy required (Yes/No)
Enlighted, Inc.	Yes
Hitachi Consulting Corporation	TBD on a Project by Project basis

EXHIBIT I
FORM OF COMPLIANCE CERTIFICATE

OFFICER’S CERTIFICATE
(Financials)
The undersigned, being the duly appointed, qualified and acting [Managing Member] of REDAPTIVE MASTER SERVICES, LLC, a limited liability company organized and existing under the laws of the State of Delaware (the “Company”), DOES HEREBY CERTIFY THAT:
1.    Attached hereto as Exhibit A are the [consolidated] financial statements and information of the Company and its affiliates for the [fiscal year/fiscal quarter] ended [_________ __, 201_] as required by Section 7.4(iii)(a) of that certain Master Loan and Security Agreement dated as of September 30, 2016 (the “Loan and Security Agreement”) between the Company and Hitachi Capital America Corp.
2.    Each of the attached have been prepared in accordance with GAAP, and fairly and accurately represent the financial position of the Company and its results of operations and cash flows, in all material respects.
IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this ___ day of __________, 201_.

REDAPTIVE MASTER SERVICES, LLC

By:
Name:
Title:

EXHIBIT J
PROJECT COMPANY STRUCTURE CHART

Parent	State of Org	States Qualified	Member(s)	% Interest	Officers/Managers
					Name	Title
Redaptive Master Services, LLC	DE	CA	Redaptive Services, LLC	100%	Arvin Vohra John Rhow Matt Gembrin	Managing Director Managing Director Managing Director

RMS 1, LLC[2]	DE	AL, CA, FL, IL, KY, MI, MO, OH NJ, SC, TX and WA	Redaptive Master Services, LLC	100%	Arvin Vohra John Rhow Matt Gembrin	Managing Director Managing Director Managing Director

2 As of the Effective Date, RMS 1, LLC has applied for qualifications in the states listed in Exhibit J but they have not yet been obtained.

EXHIBIT K
FORM OF PLEDGE AGREEMENT

EXHIBIT L

FORM OF PROJECT ASSET ASSIGNMENT AGREEMENT
This Project Asset Assignment Agreement (this “Project Assignment”) dated as of [__], is made by and between [____], LLC, a Delaware limited liability company (the “Assignor”), and [Project Company] LLC, a Delaware limited liability company (the “Assignee”).
RECITALS
A.    Assignor owns the assets related to one or more projects listed on Exhibit A (each, a “Project” and collectively the “Projects”).
B.    Redaptive Master Services, LLC, a Delaware limited liability company (“Parent”), Assignee and Hitachi Capital America Corp. (“Lender”) have entered into a Master Loan and Security Agreement dated as of September 30, 2016, (together with all individual Loan Schedules, as may be amended from time to time, the “Loan Agreement”), pursuant to which Lender agreed to make Loans to Parent and Assignee on certain terms detailed therein in order to develop certain Projects. Initially capitalized terms used but not defined herein shall have the meaning set forth in the Loan Agreement.
C.    In furtherance of the transactions contemplated by the Loan Agreement, Assignor wishes to transfer and assign to Assignee, and Assignee wishes to accept from Assignor, the Assigned Assets (as defined below).
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
AGREEMENT
1.    Assignment and Assumption of Assigned Contracts. Assignor hereby contributes, transfers, assigns, conveys and delivers to Assignee all of Assignor’s right, title and interest in and to the contracts listed on Exhibit A (collectively, the “Assigned Contracts”). Assignee hereby assumes and agrees to pay, perform and discharge when due, on a timely basis, all obligations and liabilities of Assignor arising under or in connection with the Assigned Contracts accruing or arising after the date hereof; provided, however, that the parties hereby agree Assignor will retain the obligations to pay the [Upfront Payment] and the [Ongoing Payment] (each, as defined in the applicable Performance Agreement) under the Performance Agreement Addendum (as defined in Exhibit A).
2.    Assignment and Assumption of Assigned Equipment. Assignor hereby contributes, transfers, assigns, conveys and delivers to Assignee all of Assignor’s right, title and interest in and to all the equipment installed pursuant to the Project Addendum listed on Exhibit A (the “Assigned Equipment”, together with the Assigned Contracts, the “Assigned Assets”), free and clear of all Liens, but otherwise on an “as-is” and “where-is” basis with all faults and without representation or warranty. Assignee hereby accepts all of Assignor’s right, title and interest in and to the Assigned Equipment.
3.    Counterparts. This Project Assignment may be executed in one or more counterparts, each of which shall constitute an original but all of which, taken together, shall constitute but one agreement. Delivery of an executed counterpart of a signature page to this Project Assignment by facsimile or electronic .pdf submission shall be effective as delivery of a manually executed counterpart of this Project Assignment.
4.    Governing Law. This Project Assignment, and any instrument or agreement required hereunder (to the extent not otherwise expressly provided for therein), shall be governed by, and construed under, the laws of the State of New York, without reference to conflicts of laws rules.
5.    Further Assurances. Each of the parties hereto covenants and agrees, without further consideration, to execute and deliver such further documents and to perform such other acts as may be reasonably necessary or proper and usual to effect this Project Assignment.
6.    Amendments. No provision of this Project Assignment may be amended, modified or waived except by written agreement duly executed by each of the parties.
7.    Headings. The section headings used in this Project Assignment are for convenience of reference only and shall not be used or construed to define, interpret, expand or limit any provision hereof.
8.    Successors and Assigns. This Project Assignment shall be binding upon and shall inure to the benefit of the parties and their respective personal representatives, heirs, successors and assigns. Neither this Project Assignment nor any right hereunder, may be assigned by any party hereto without the prior written consent of the other party.
9.    Effective Time. The transfer, assignment, conveyance and delivery by Assignor to Assignee of the Assigned Assets, all pursuant to this Project Assignment, shall be effective as of the date hereof.
[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Project Asset Assignment Agreement as of the date first above written.

ASSIGNOR:

[Redaptive Subsidiary],
a Delaware limited liability company

By:
Name:
Title:

ASSIGNEE:

[Project Company],
a Delaware limited liability company

By:
Name:
Title:
[Signature Page to Project Asset Assignment Agreement]

Exhibit A
Project Contracts
1.    Project Addendum no. [__] of that certain Global Resource Optimization Agreement, dated as of [__], by and between Assignor and [Customer].
2.    [Site Addendum].
3.    [Performance Addendum.] (“Performance Agreement Addendum”)

EXHIBIT M
FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
This Assignment and Assumption Agreement (the “Agreement”), dated as of [____], is by and between [___] (“Assignor”), and Redaptive Master Services, LLC, a Delaware limited liability company (“Parent”). Reference is made to that certain Master Loan and Security Agreement dated as of September 30, 2016 (together with all individual Loan Schedules, as may be amended from time to time, the “Loan Agreement”) between Parent and Hitachi Capital America Corp. (“Lender”).
WHEREAS, Assignor has agreed to assign, grant, convey and transfer all of its right, title and interest (i) in and to one hundred percent (100%) of the limited liability company interests in [___], a Delaware limited liability company (“Project Company”), which such limited liability company interests are set forth on Schedule I (the “Assigned Interests”), and (ii) in and under the Limited Liability Company Agreement of Project Company, dated as of [___], entered into by Assignor (the “Project Company LLC Agreement”).
WHEREAS, to further secure the financial accommodations made to Parent under the Loan Agreement, Parent has agreed to accept the Assigned Interests, assume all of Assignor’s duties and obligations under the Project Company LLC Agreement and pledge all of its right, title and interest in and to the Assigned Interests to Lender.
NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1.    Definitions. All capitalized terms used in this Agreement but not otherwise defined herein are given the meanings set forth in the Loan Agreement.
2.    Assignment and Assumption. Assignor hereby assigns, grants, conveys and transfers to Parent all of its right, title and interest in and to the Assigned Interests and in and under the Project Company LLC Agreement. Parent hereby accepts such assignment, assumes all of Assignor’ duties and obligations under the Project Company LLC Agreement and agrees to perform and discharge, as and when due, all of the obligations of Assignor under the Project Company LLC Agreement accruing on and after the Effective Date; provided, however, that the parties hereby agree Assignor will retain the obligations to pay the [Upfront Payment] and the [Ongoing Payment] (each, as defined in the applicable Performance Agreement) under the Performance Agreement addendum executed by the Project Company . Upon the Effective Date, Assignor and Parent hereby consent and agree that Parent is hereby admitted as the “Sole Member” of Project Company (as defined in the Project Company LLC Agreement) and reflected as the “Sole Member” in the books and records of the Parent.
3.    General Representations and Warranties. Each of Assignor and Parent hereby represents and warrants that (i) it is duly organized, validly existing and in good standing under the laws of Delaware, (ii) it has all requisite power and authority and legal right to enter into and carry out the transactions contemplated by this Agreement, (iii) no consent is required from any
1

other Person to enter into this Agreement and the transactions contemplated hereunder, and (iv) this Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of such party, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).
4.    Assignor Representations and Warranties. Assignor hereby additionally represents and warrants that it is the sole legal and beneficial owner of the Assigned Interests, is the sole member of Project Company under the Project Company LLC Agreement and has good and valid title to, and has full power and authority to sell, convey and assign legal and beneficial ownership of such Assigned Interests and all of its rights in and under the Project Company LLC Agreement, in each case, free and clear of all liens and encumbrances, and, upon the Effective Date (as defined below), Assignor will convey to Parent good and valid title to such Assigned Interests and all of its rights in and under the Project Company LLC Agreement free and clear of all liens and encumbrances.
5.    Effectiveness. This Agreement shall become effective on the date (the “Effective Date”) this Agreement has been duly executed and delivered by Assignor and Parent.
6.    Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
7.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
8.    Third Party Beneficiary. Lender shall be a third party beneficiary of this Agreement, entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.
9.    Further Assurances. Each of the parties hereto shall execute and deliver, at the reasonable request of the other party hereto, such additional documents, instruments, conveyances and assurances and take such further actions as such other party may reasonably request to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.
[SIGNATURE PAGE FOLLOWS]
2

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the Effective Date.

ASSIGNOR:
[___]

By:
Name:
Title:

PARENT:
REDAPTIVE MASTER SERVICES, LLC

By:
Name:
Title:
Signature Page to [___] Assignment and Assumption

SCHEDULE I
ASSIGNED INTERESTS

Issuer	Record Owner	Percentage Ownership
[Project Company]	[Assignor]	100%

EXHIBIT N
FORM OF LOAN EXPOSURE REPORT

Customer Rating Range (S&P / Equivalent)	Aggregate Principal Loan Balance	Exposure as % of Aggregate Debt Outstanding
BBB- or Better	$______________	____%
BB- to BB+	$______________	____%
B- to B+	$______________	____%
Below B-	$______________	____%

Schedule 1
Definitions

“Actual Saved Energy” shall have the meaning set forth in Recital C.
“Addendum” shall have the meaning set forth in Recital A.
“Administrative Servicer” shall have the meaning set forth in Section 4.3.
“Agreement” means this Master Loan and Security Agreement.
“Beneficial Interests” means, with respect to any Entity, all of the membership or other equity interests of (or other ownership or profit interests in) such Entity, all of the warrants, options or other rights for the purchase or acquisition from such Entity of membership or other equity interests of (or other ownership or profit interests in) such Entity, all of the securities convertible into or exchangeable for membership or other equity interests of (or other ownership or profit interests in) such Entity or warrants, rights or options for the purchase or acquisition from such Entity of such shares (or such other interests), and all of the other ownership or profit interests in such Entity (including member, partner or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“Billing Rate” shall have the meaning set forth in Recital C.
“Borrower” shall have the meaning set forth in the Preamble.
“Closing Date” shall have the meaning set forth in Section 2.1.
“Collateral” shall have the meaning set forth in Section 5.
“Collection Costs” shall have the meaning set forth in Section 13(iv).
“Commercial Operation Date” means, with respect to a Project, the date on which the installation and commissioning of such Project is completed and accepted by the applicable Customer.
“Controlled Account” means the deposit account set forth in Exhibit D, as amended from time to time.
“Customer” shall have the meaning set forth in Recital A.
“Customer Default” shall have the meaning set forth in Section 12(i).
“Customer Rating” shall mean the credit rating with respect to the applicable Customer of the Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc., or any successor entity.

“Customer Rating Loan Limits” shall have the meaning set forth in Section 2.1.
“Customer Rating Range” shall mean the Customer Rating ranges as set forth in the loan limits table of Exhibit E.
“Early Termination Fee” shall mean the amounts payable by Customer upon the early termination of a Project Agreement, as more fully set forth in the Master Project Agreement.
“Effective Date” shall have the meaning set forth in the Preamble.
“Energy Savings Payment Shortfall” shall have the meaning set forth in Section 15.
“Entity” means an individual, partnership, limited partnership, corporation, limited liability company, association, trust, unincorporated organization, entity, government or Governmental Authority.
“ESW Policy” shall have the meaning set forth in Section 4.2.
“Event of Default” means the occurrence of any one or more events of default as set forth in Section 12.
“Expected Site Term” shall have the meaning set forth in Recital C.
“Expenses” shall have the meaning set forth in Section 7.4.
“Final Funding” shall have the meaning set forth in Section 2.4.
“Finance Documents” means, collectively, this Agreement, the Loan Schedules, the Notes, the Security Documents, any other documents, agreements or instruments entered into in connection with any of the foregoing, and all Notices and other certificates delivered by Borrower under or in connection with a Loan Schedule.
“Fixed Charge Coverage Ratio” shall have the meaning set forth in Section 7.4.
“Fixed Charges” shall have the meaning set forth in Section 7.4.
“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency , authority, instrumentality, regulatory body, court or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Indebtedness” shall have the meaning set forth in Section 5.
“Interim Funding” shall have the meaning set forth in Section 2.4.
“Interim Funding Period” shall have the meaning set forth in Section 2.5.

“Interim Interest Period” shall have the meaning set forth in Section 3.1.
“Interim Loan Rate” shall have the meaning set forth in Section 3.1.
“Late Payment Rate” shall have the meaning set forth in Section 3.4.
“Lender” shall have the meaning set forth in the first paragraph hereof.
“Loan” shall have the meaning set forth in Section 2.
“Loan Agreement” shall have the meaning set forth in Section 2.2.
“Loan Rate” shall have the meaning set forth in Section 3.2.
“Loan Schedule” shall have the meaning set forth in Recital D.
“Loan Services Agreement” shall have the meaning set forth in Section 4.3.
“Master Project Agreement” shall have the meaning set forth in Recital A.
“Material Adverse Effect” means a material adverse effect on (i) the business, assets, liabilities, operations, prospects or condition, financial or otherwise, of Parent, Project Company, a Project or any Collateral, (ii) Borrower’s ability to perform any of its obligations under the Transaction Documents to which it is a party, (iii) the rights or remedies of the Lender under any Financing Document or Transaction Document, or (iv) the validity or enforceability of the Loans or the other Financing Documents or the validity or priority of the Lender’s Liens with respect to the Collateral.
“Maximum Loan Amount” shall have the meaning set forth in Section 2.1.
“Minimum Cash Reserve” shall have the meaning set forth in Section 7.4.
“Net Operating Income” shall have the meaning set forth in Section 7.4.
“Note” shall have the meaning set forth in Recitals D.
“Notice” shall have the meaning set forth in Recitals F.
“Parent” means Redaptive Master Services, LLC and its successors and permitted assigns.
“Past Due Amount” shall have the meaning set forth in Section 15.
“Payments” shall have the meaning set forth in Section 5.
“Permitted Liens” shall have the meaning set forth in 7.1(vi).
“Performance Addendum” shall have the meaning set forth in Recital B.

“Performance Agreement” shall have the meaning set forth in Recital B.
“Pledge Agreement” shall have the meaning set forth in Section 8.1(iii).
“Prepayment Amount” shall have the meaning set forth in Section 3.5.
“Prepayment Penalty” shall have the meaning set forth in Section 3.5.
“Project” shall have the meaning set forth in Recital A, and shall include, without limitation, any energy savings system and/or services, including, without limitation related to water, lighting or HVAC controls, rooftop or ground mount solar project, frequency regulation system, energy storage system, battery system, in each case developed and installed by a Project Company and pursuant to which payments are due to Borrower resulting from the energy savings, regulation, or storage produced by such Project, in each case as more fully set forth on a Loan Schedule hereto.
“Project Agreement” shall have the meaning set forth in Recital A.
“Project Company” shall have the meaning set forth in the Preamble.
“Project Costs” means, with respect to each Project, the costs of developing, acquiring, designing, financing, constructing, testing, starting up and operation incurred prior to the Commercial Operation Date for such Project.
“Revenues” shall have the meaning set forth in Section 7.4.
“Saved Energy Payments” shall have the meaning set forth in Recital F.
“Saved Energy Commitment” shall have the meaning set forth in Recital C.
“Saved Energy Commitment Payment” shall have the meaning set forth in Recital E.
“Security Documents” means the Pledge Agreement, any future security or pledge agreements, the Equity Contribution Agreement, and any other security documents, financing statements and the like filed or recorded in connection with the foregoing. Section 6.1(viii)
“Servicer” shall have the meaning set forth in Recital B.
“Services” shall have the meaning set forth in Recital A.
“Site” shall have the meaning set forth in Recital A.
“Site Agreement” shall have the meaning set forth in Recital A.
“System” or “Systems” shall have the meaning set forth in Recital A.
“Termination Date” shall have the meaning set forth in Section 3.6.

“Termination Payments” shall have the meaning set forth in Section 3.6.
“Transaction Documents” shall have the meaning set forth in Section 6.1(iii).
“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in the state of New York, and except as otherwise expressly provided, all other terms used, but not defined in this Agreement shall have the meanings assigned to them in Article 9, or absent a definition in Article 9, in any other Article of the Uniform Commercial Code.

PLEDGE AND SECURITY AGREEMENT
This PLEDGE AND SECURITY AGREEMENT (this “Agreement”), dated as of September 30, 2016, is by and between REDAPTIVE MASTER SERVICES, LLC, a Delaware limited liability company (the “Pledgor”), and HITACHI CAPITAL AMERICA CORP., a Delaware corporation (the “Lender”). Capitalized terms used but not defined in this Agreement have the meanings assigned to them in the Loan Agreement (hereinafter defined).
RECITALS:
Pledgor and Lender have entered into a Master Loan and Security Agreement dated as of September 30, 2016 (the “Loan Agreement”) pursuant to which Pledgor has executed and delivered a Note (as defined in the Loan Agreement) in favor of Lender evidencing the Indebtedness.
Pursuant to the Loan Agreement, certain Loan Schedules (together with the Note and the Loan Agreement, each as amended or supplemented from time to time, the “Loan Documents”) may be entered into from time to time, between Lender and a Project Company, pursuant to which Lender shall make Loans to the applicable Project Company to finance a Project.
The Pledgor own or will own as of each Closing Date 100% of the ownership interests of each Project Company, and, consequently, the Pledgor will benefit from the issuance of the Loans. It is a condition precedent to the Loans that the Pledgor make the pledge and grant the security interests described in this Agreement, and the Pledgor wishes to make the pledge and grant the security interest in favor of the Lender, as herein provided.
The Pledgor and the Lender therefore agree as follows:
ARTICLE I
ASSIGNMENT AND PLEDGE
1.1    Assignment. Upon the execution by any Project Company of its first Loan Schedule, Pledgor shall execute and deliver to Lender, an Assignment, Acknowledgement and Consent, in substantially the form attached hereto as Schedule A, together with an amended Annex A reflecting that assignment to Lender of the Pledged Collateral (as hereinafter defined) with respect to such Project Company, and an instrument of transfer as set forth in Section 1.4 hereof.
1.2    Grant. As security for the prompt and complete payment and performance when due of the principal of, interest, and premium, if any, on the Note issued and delivered and outstanding under the Loan Agreement, the payment of all other sums owing under the Loan Documents and each other Finance Document when due (whether at stated maturity, by acceleration, because of mandatory prepayment, or otherwise and including the payment of amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) and the performance of the covenants contained in the Loan Documents and the other Finance Documents and all obligations of the Pledgor under this Agreement (collectively, the “Secured Obligations”), and to induce the Lender to make the Loans, the Pledgor hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to the Lender, and grants to the Lender a continuing Lien on and security interest in the following (collectively, the “Pledged Collateral”):
(a)    all of Pledgor’s interest as a member of a Project Company (the “Pledged Interests”), as more fully described on Annex A hereto, as amended from time to time;

(b)    all of the Pledgor’s present and future rights, authority and powers as a member of each Project Company, including rights to participate in the management of the business and affairs of each Project Company, whether arising under the limited liability company operating agreement of each Project Company, at law or otherwise;
(c)    all additional limited liability company interests or other ownership or equity interests in each Project Company, all warrants, rights and options to acquire or subscribe for any such interests, and all securities and instruments convertible into or exchangeable for any such interests, in which the Pledgor at any time has or obtains any right, title, or interest; and
(d)    all distributions, profit allocations, interest, revenues, income and proceeds of any kind, whether cash, instruments, securities, tax attributes or other property, received by or distributable to the Pledgor in respect of, or in exchange for, the Pledged Interests or any other Pledged Collateral and all of the Pledgor’s rights to receive the foregoing.
1.3    Continuing Security Interest. This Agreement creates a continuing security interest in the Pledged Collateral and will remain in full force and effect until the indefeasible payment in full in cash of all Secured Obligations with respect to an applicable Loan. If, at any time, for any reason (including the occurrence of a Bankruptcy Event (as defined in Section 2.3(c) below) with respect to the Pledgor or a Project Company), any payment received by the Lender in respect of the Secured Obligations is rescinded or must otherwise be restored or returned by such Person, this Agreement will continue to be effective or will be reinstated, if necessary, as if such payment had not been made.
1.4    Delivery of Certificates and Instruments. The Pledgor agrees to deliver to the Lender, immediately upon receipt thereof, any and all certificates and instruments evidencing or representing any of its Pledged Collateral, in each case properly endorsed in blank and in suitable form for transfer by delivery and accompanied by instruments of transfer endorsed in blank which may be substantially in the form of Annex B hereto. The Lender will hold such certificates and instruments until the Secured Obligations related to the Loans made to an applicable Project Company have been indefeasibly paid and satisfied in full in cash.
1.5    Authorization to File Statements. The Pledgor authorizes the Lender to file in any Uniform Commercial Code filing office a financing statement naming the Pledgor as debtor and Lender as secured party and indicating the Pledged Collateral as the collateral. The financing statements may indicate some or all of the Pledged Collateral on the financing statement, whether specifically or generally. Notwithstanding the foregoing, nothing herein shall require the Lender to file financing statements or continuation statements, or be responsible for maintaining the security interests purported to be created as described herein and such responsibility shall be solely that of the Pledgor.
ARTICLE II
REPRESENTATIONS, WARRANTIES AND COVENANTS; WAIVERS AND AUTHORIZATIONS, ETC.
2.1    Representations and Warranties. The Pledgor represents and warrants to the Lender as follows:
(a)    Existence and Authority. The Pledgor is a limited liability company duly formed, validly existing, and in good standing under the laws of the State of Delaware, and is duly qualified to do business as a foreign company and is in good standing in each jurisdiction in which qualification is necessary or desirable in view of its current or proposed business and operations or the ownership of its properties. The Pledgor has all necessary rights, franchises and privileges and full limited liability company power and authority to execute, deliver and perform this Agreement, to act as member of each Project Company and to conduct its business as currently conducted and as proposed to be conducted. The Pledgor has taken all necessary limited liability company action to execute, deliver and perform this Agreement, and this Agreement has been duly executed and delivered by the Pledgor and constitutes the legally valid and binding obligation of the Pledgor, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by general principles of equity;
(b)    No Violations or Defaults. The execution, delivery and performance of this Agreement by Pledgor do not and will not (i) violate any law, (ii) violate, or result in a default under any by-laws, limited liability company operating agreement or other constituent documents of the Pledgor or each Project Company (collectively, as amended, restated or modified, the “Governing Documents”), (iii) violate, or result in a default under, any contractual obligation to which the Pledgor or any Project Company is a party, or (iv) require an approval or consent from any Person that has not been obtained;
(c)    Pledged Interests. The Pledged Interests identified in Annex A, as amended from time to time, hereto are duly authorized, validly issued, and fully paid. The Pledged Interests constitute all of the membership interests and other ownership interests of any class or character of any Project Company, all of which are, or will be as of the applicable Closing Date, owned by the Pledgor, and Annex A, as amended from time to time, correctly identifies such Pledged Interests. The Pledged Interests are uncertificated;
(d)    No Liens. The Pledgor is the sole, direct, legal and beneficial owner of, and has good and valid title to, the Pledged Collateral. The Pledged Collateral is not subject to any Lien (except the Lien of this Agreement and the Lien created pursuant to the Loan Agreement and the other Finance Documents); and
(e)    Name and Address. The name of the Pledgor set forth in the first paragraph of this Agreement is such Pledgor’s true, correct and complete name and is the name on its public organic record (within the meaning of Section 9-102(a)(68) of the Uniform Commercial Code). The Pledgor’s legal address and the address of its principal place of business and chief executive office, its type of organization, jurisdiction of formation, and its organizational number are set forth on the signature page hereto.
2.2    Affirmative Covenants. The Pledgor covenants and agrees that for so long as any of the Secured Obligations remain outstanding it will perform and observe each of the following covenants:
(a)    Existence. The Pledgor will preserve and maintain each Project Company’s existence, rights, franchises and privileges and cause it to remain in good standing in the jurisdiction of its formation, and qualify and remain qualified as a foreign company in good standing in each jurisdiction in which such qualification is necessary in view of its current or proposed business and operations or the ownership of its properties;
(b)    Compliance with Laws, Approvals, and Obligations. The Pledgor will cause each Project Company to comply in all material respects with all laws and governmental approvals to which it or its property is subject and with the Governing Documents and all other material contractual obligations to which it is a party. The Pledgor will cause each Project Company to obtain and maintain in full force and effect all governmental approvals necessary for its current and proposed business and operations and the ownership of its properties, except where the failure to maintain such approvals could not be reasonably expected to have a Material Adverse Effect; and

(c)    Defend Title. The Pledgor: (i) will defend the rights of the Lender and security interest of the Lender in the Pledged Interests against the claims and demands of all other persons whomsoever; and (ii) subject to its obligations under the Finance Documents, will have like title to and the right to pledge and grant a security interest in the Pledged Collateral hereafter pledged or in which a security interest is granted to the Lender hereunder and will likewise defend the rights, pledge and security interest thereof and therein of the Lender.
2.3    Negative Covenants. The Pledgor covenants and agrees that for so long as any of the Secured Obligations remain outstanding it will perform and observe each of the following covenants:
(a)    Business, Name and Address. The Pledgor will not (i) engage in any business or activity other than owning the Pledged Interests or interests in other similar entities, or (ii) change its name as reflected on its public organic record, the address of its principal place of business or chief executive office, its type of organization, its jurisdiction of formation or its organizational identification number without giving the Lender 30 days’ prior notice of such change;
(b)    Amendment of Governing Documents; Transfer of Pledged Collateral. The Pledgor will not permit or agree to any amendment of its Governing Documents. The Pledgor will not sell, assign, lease, or otherwise dispose of (whether in one transaction or in a series of transactions), any or all of its rights, title or interest in the Pledged Collateral, except as provided in Section 2.3(d) or pursuant to the Loan Agreement and the other Finance Documents;
(c)    Bankruptcy. The Pledgor will not take any action that might result in the occurrence of a Bankruptcy Event (as defined below) with respect to the Pledgor, any Project Company or any of their property. In addition, the Pledgor will not solicit, consent to or join in any such action, nor will it consent to the appointment of a receiver, trustee or other official, or to any other relief, for itself or for any Project Company or any of their property. “Bankruptcy Event” means, with respect to any Person, (i) such Person’s insolvency, inability to pay its debts as they become due, or admission in writing of its inability to pay its debts as they become due; (ii) a general assignment by such Person for the benefit of its creditors; (iii) any action taken or initiated by it for its winding-up, dissolution or liquidation or for the appointment of a receiver, trustee, custodian or similar officer for it or for any of its assets or revenues; (iv) the commencement by such Person of any bankruptcy, insolvency, reorganization or liquidation case, action or proceeding or any other proceeding for relief under any bankruptcy law or any other law for the relief of debtors or affecting the rights of creditors generally; (v) the commencement against such Person by any person or entity of a case, action or proceeding described in clause (iii) or (iv) or similar in effect; (vi) any action by which a court takes jurisdiction of its assets or revenues; or (vii) any corporate, partnership, member, management or other action taken or initiated by such Person authorizing, approving, consenting to or indicating acquiescence in any case, action or proceeding described in clause (ii), (iii), (iv), (v), or (vi); and
(d)    New Members. The Pledgor will not permit or consent to the admission of any new or substitute members in a Project Company, except, following an Event of Default, a new or substitute member that is the Lender or a designee of Lender and except pursuant to the Finance Documents. The Pledgor will not affect or permit any sale, transfer or encumbrance of the Pledged Interests, except pursuant to the Security Documents, and following an Event of Default, in connection with an exercise of remedies by the Lender, except, in each case, pursuant to the Finance Documents.

2.4    Protection of Lender. The Pledgor agrees that:
(a)    its liabilities and obligations under the Governing Documents will not be affected by this Agreement or the Lien on the Pledged Collateral created in favor of the Lender pursuant to this Agreement, or the exercise by the Lender of any of its rights under this Agreement;
(b)    Lender, unless it expressly agrees in writing, will not have any liabilities or obligations under the Governing Documents as a result of this Agreement, the exercise by the Lender of its rights under this Agreement, or otherwise; and
(c)    Lender has no obligation to enforce any contractual obligation or claim with respect to the Pledged Collateral, or to take any other action with respect to the Pledged Collateral except as expressly set forth in this Agreement and the other Finance Documents.
2.5    Waiver of Subrogation. Notwithstanding any payment made by the Pledgor under this Agreement or any set-off or application by Lender of any funds of the Pledgor, until all of the Secured Obligations have been indefeasibly paid in full in cash, the Pledgor will not (a) be entitled to be subrogated to any of the rights of Lender against any guarantor or in any collateral security or guaranty or right of offset held by the Lender for the payment of any Secured Obligations; or (b) seek any reimbursement or contribution from any guarantor in respect of any payment made by it under this Agreement or any set-off or application of any of its funds.
2.6    Additional Waivers. The Pledgor waives diligence, presentment, demand of any kind, protests of any kind and notices of any kind and all set-offs and all counterclaims, to the extent permitted by applicable law, and all suretyship defenses to the extent otherwise applicable.
ARTICLE III
RIGHTS AND REMEDIES
3.1    Distributions and Voting Rights.
(a)    So long as no Event of Default has occurred and is continuing, notwithstanding any other provisions herein contained, the Pledgor will be entitled to exercise any and all management, voting, consent and other rights with respect to the Pledged Collateral for any purpose not inconsistent with the terms of the Loan Documents or any of the Finance Documents and to receive and retain any and all cash distributions, profit allocations, interest, revenues, income and proceeds of any kind in respect of the Pledged Collateral made in accordance with the Governing Documents, the Loan Documents and the Financing Documents.
(b)    Upon the occurrence of a Bankruptcy Event with respect to the Pledgor, any Project Company or any of their property, or, if the Lender so notifies the Pledgor after the occurrence and during the continuation of another Event of Default, all rights of the Pledgor to exercise management, voting, consent and other rights with respect to the Pledged Collateral and to receive distributions, profit allocations, interest, revenues, income and proceeds of any kind in respect of the Pledged Collateral will cease, and all such rights will immediately become vested solely in the Lender or its designee, subject to Section 3.8. After the occurrence and during the continuation of such a Bankruptcy Event or other Event of Default, subject to the rights of the Lender (but only prior to the date the Note issued under the Loan Agreement are paid in full and the Liens on the Pledged Collateral in connection therewith are released), any payments in respect of the Pledged Collateral received by the Pledgor will be held in trust for the Lender and the Pledgor will keep all such amounts separate and apart from all other funds and property so as to be capable of identification as the property of the Lender and will deliver such amounts promptly to the Lender or its designee in the identical form received, properly endorsed or assigned when required to enable the Lender or its designee to complete collection thereof.
3.2    Lender’s Rights Upon Default. Upon the occurrence and during the continuation of an Event of Default, the Lender may, but shall not be obligated to, in its sole discretion, take any or all of the following actions, in each case at the Pledgor’s expense and without prior notice to the Pledgor except as required under applicable law, subject to Section 3.8:
(a)    give notice of the Event of Default to any Person, collect distributions, profit allocations, interest, revenues, income and proceeds of any kind constituting or payable in respect of Pledged Collateral, and enforce all rights of the Pledgor in the Pledged Collateral;
(b)    take possession of any or all of the Pledged Collateral, and hold and manage the same;
(c)    foreclose its Lien upon any or all of the Pledged Collateral;
(d)    become, or cause its nominee or a transferee to become, a substitute or successor member of the applicable Project Company;
(e)    sell, lease, assign and deliver or otherwise dispose of any or all of the Pledged Collateral at public or private sale, with or without having any or all of the Pledged Collateral at the place of sale, upon terms, in such manner, at such time or times, and at such place or places as the Lender may reasonably determine and as required by law; and
(f)    exercise any or all other rights or remedies available to the Lender under applicable law, the Loan Agreement and the other Finance Documents, or any other agreement between the parties.
The Lender may to the fullest extent permitted by law exercise the foregoing rights and remedies in such order, at such times and in such manner as the Lender may, in its sole and exclusive judgment, determine from time to time.
3.3    Power of Attorney. The Pledgor irrevocably constitutes and appoints the Lender, with full power of substitution, as its true and lawful attorney-in-fact, in the Pledgor’s name or in the Lender’s name or otherwise, and at the Pledgor’s expense, to take any or all of the following actions upon the occurrence and during the continuation of an Event of Default, without notice to or the consent of the Pledgor, subject to Section 3.8:
(a)    take any or all of the actions described in Section 3.2 and exercise any other right or power granted to the Lender under this Agreement or by law;
(b)    transfer to, or register in the name of, the Lender or its designee any or all of the Pledged Collateral;
(c)    exercise all voting, consent, management and other rights relating to any Pledged Collateral; and
(d)    do any and all things necessary and proper to carry out the purposes of this Agreement.

The Pledgor recognizes and agrees that the power of attorney granted pursuant to this Section 3.3 is coupled with an interest and is not revocable until the termination of this Agreement in accordance with its terms, at which time the power of attorney shall automatically terminate. The Pledgor ratifies and confirms all actions taken by the Lender or its agents pursuant to this power of attorney in accordance herewith.
3.4    Other Rights of Lender. The Lender will have, with respect to the Pledged Collateral, in addition to the rights and remedies set forth in this Agreement, all of the rights and remedies available to a secured party under applicable law, as if such rights and remedies were fully set forth in this Agreement, subject to Section 3.8.
3.5    Disposition of Collateral. Subject to Section 3.8:
(a)    Upon request by the Lender after the occurrence and during the continuation of an Event of Default, the Pledgor agrees, promptly and at its own expense, to assemble any or all of its Pledged Collateral and make it available to the Lender.
(b)    The Lender will be entitled to sell the Pledged Collateral on any commercially reasonable terms, and the Pledgor agrees that a private sale or a sale on extended payment terms, or in exchange for property, stock or other consideration will not in and of itself be deemed to be commercially unreasonable. The Pledged Collateral may be sold in one lot as an entirety or in separate parcels. Lender may purchase any or all of the Pledged Collateral sold at any public sale and, to the extent permitted by applicable law, may purchase any or all of the Pledged Collateral sold at any private sale, including by a credit bid.
(c)    The Lender may, in its sole discretion, restrict the prospective bidders or purchasers at any sale as to their number, nature of business, financial or business expertise, net worth or financial resources and investment intention or on the basis of any other factors that are commercially reasonable. Any sale of Pledged Collateral may be subject to the requirement that any purchase of all or any part of the Pledged Collateral must be for the purpose of investment and without any intention to make a distribution thereof.
(d)    The Pledgor expressly agrees that the Lender need not give more than 10 days’ notice to the Pledgor of the time and place of any public sale of Pledged Collateral or of the time after which a private sale of the Pledged Collateral may take place, and that such notice will constitute reasonable notice under all circumstances. The Lender will not be obligated to hold any sale pursuant to any such notice and may, without notice or publication, adjourn any public or private sale by announcement at the time and place fixed for such sale, and a subsequent sale may be held at the time and place designated in such announcement without further notice or publication. To the extent permitted by applicable law, the Pledgor irrevocably waives any right it may have to make a demand of performance or other demand, advertisement, judicial hearing or notice to it or any other Person in connection with the collection, sale or other disposition of, or realization upon, Pledged Collateral.
(e)    The Lender may settle, pay or discharge any or all taxes, Liens, claims and other charges with respect to Pledged Collateral. All sums expended by the Lender pursuant to this Section 3.5(e) will constitute Secured Obligations secured by the Lien of the Finance Documents. Lender, will not have any duty to take any action authorized by this Section 3.5(e), and no sale of Pledged Collateral will be deemed to have been commercially unreasonable by reason of the Lender’s decision not to take any such action.
(f)    The Lender shall have no duty to register or cause the registration of any Pledged Collateral under the Securities Act of 1933, as amended, in order to dispose of such Pledged Collateral hereunder.

3.6    No Marshaling or Right of Redemption. Subject to Section 3.8:
(a)    Except to the extent required by applicable law, Lender will not be required to marshal any Pledged Collateral or any guaranties of the Secured Obligations, or to resort to any item of Pledged Collateral or any guaranty in any particular order, and the Lender’s rights with respect to the Pledged Collateral and any guaranties will be cumulative and in addition to all other rights, however existing or arising. To the extent permitted by applicable law, the Pledgor irrevocably waives, and agrees that it will not invoke or assert, any law requiring or relating to the marshaling of collateral or any other law which might cause a delay in or impede the enforcement of the Lender’s rights under this Agreement or any other Financing Document.
(b)    To the extent permitted by applicable law, the Pledgor irrevocably waives, and agrees that it will not invoke or assert, any rights to equity of redemption or other rights of redemption, appraisement, valuation, stay, extension or moratorium that it may have in equity, at law, or otherwise with respect to any Pledged Collateral. The sale or other transfer pursuant to this Agreement of any right, title or interest of the Pledgor in any item of Pledged Collateral will operate to permanently divest the Pledgor and all Persons claiming under or through the Pledgor of such right, title or interest, and will be a perpetual bar, both at law and in equity, to any and all claims by the Pledgor or any such Person with respect to such item of Pledged Collateral.
3.7    Lender’s Duties. Subject to Section 3.8:
(a)    The grant to the Lender under this Agreement of any right or power does not impose upon the Lender any duty to exercise such right or power. The Lender will have no obligation to take any steps to preserve any claim or other right against any Person or with respect to any Pledged Collateral.
(b)    To the extent permitted by applicable law, the Pledgor waives all claims against the Lender or its agents arising out of the repossession, taking, retention, storage, operation or sale of the Pledged Collateral except to the extent such actions constitute gross negligence or willful misconduct of such Person as finally determined in a non-appealable order by a court of competent jurisdiction. To the extent permitted by applicable law, the Pledgor waives any claim it may have based on the allegation or fact that the price obtained for Pledged Collateral sold at a private sale was less than could have been obtained for the same Pledged Collateral at a public sale. All risk of loss, damage, diminution in value, or destruction of the Pledged Collateral will be borne by the Pledgor. The Lender will have no responsibility to the Pledgor for any act or omission of the Lender, except to the extent such act or failure to act constitutes gross negligence or willful misconduct by the Lender.
(c)    The Lender does not and will not make any express or implied representations or warranties with respect to any Pledged Collateral or other property released to the Pledgor or its successors and assigns.
(d)    The Lender will be accountable only for such proceeds as the Lender actually receives as a result of the exercise of its rights under this Agreement, and delivery or other accounting of such proceeds or the Pledged Collateral by the Lender to the Pledgor or the assignee of the Secured Obligations will discharge the Lender of all liability therefor.
(e)    Except as set forth in this Section 3.7 or as required under applicable law, the Lender will have no duties or obligations under this Agreement or with respect to the Pledged Collateral.

3.8    Customer Default. Notwithstanding anything to the contrary in this Agreement, if an Event of Default arises solely out of a Customer Default, Lender agrees that it shall only be entitled to exercise the rights and remedies in Article III against the Pledged Collateral relating to the applicable Project.
ARTICLE IV
GENERAL PROVISIONS
4.1    Further Assurances.
(a)    At any time and from time to time, including upon the request of the Lender, the Pledgor will, at the Pledgor’s expense, execute and deliver and/or file such further documents, financing statements, continuation statements, amendments and instruments and do such other acts as are necessary or required by applicable law in order to create, perfect, maintain and preserve Liens on the Pledged Collateral in favor of the Lender, subject only to the Liens created pursuant to the Loan Agreement and the Finance Documents, and to facilitate any sale of or other realization upon Pledged Collateral, and to make any sale of or other realization upon Pledged Collateral valid, binding and in compliance with applicable law.
(b)    The Pledgor shall pay all filing, registration and recording fees or refiling, re-registration and re-recording fees, and all expenses incident to the execution and acknowledgment of this Agreement, and any instruments of further assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, imports, assessments and charges arising out of or in connection with the execution and delivery of this Agreement, any agreement supplemental hereto and any instruments of further assurance.
4.2    Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Pledgor may not assign or otherwise transfer any of its rights under this Agreement.
4.3    Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the parties hereto shall enter into good faith negotiations to replace the invalid, illegal or unenforceable provision.
4.4    Construction, etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.
4.5    Counterparts. This Agreement may be executed in one or more duplicate counterparts and when signed by all of the parties shall constitute a single binding agreement. A facsimile or electronic transmission of the signature page to this Agreement by any party hereto shall be effective as the signature page of such party and shall be deemed to constitute an original signature of such party to this Agreement and shall be admissible into evidence for all purposes. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic .pdf submission shall be effective as deliver of a manually executed counterpart of this Agreement.
4.6    Governing Law. THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, OTHER THAN CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD APPLY

THE LAWS OF ANOTHER JURISDICTION, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS OR REMEDIES HEREUNDER IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.
4.7    Waiver of Jury Trial. EACH OF THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE PARTIES RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT OR THE OTHER FINANCING DOCUMENTS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
4.8    Release of Liens. Upon the full satisfaction of the Secured Obligations with respect to all Loans made to an applicable Project Company, the Lender will, upon the written request of the Pledgor and at the Pledgor’s expense, execute documents necessary to effect or evidence the release of the Pledged Collateral related to such Project Company from the Lien of this Agreement with respect to such Loan(s) being satisfied; provided that the form of any release shall be provided to the Lender by the Pledgor and such release shall state that it shall be without recourse or warranty to the Lender.
4.9    No Waiver by the Lender, etc. The Lender shall not be deemed to have waived any of its rights and remedies in respect of the Secured Obligations or the Pledged Collateral unless such waiver shall be in writing and signed by the Lender. No delay or omission on the part of the Lender in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All rights and remedies of the Lender with respect to the Secured Obligations or the Pledged Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Lender deems expedient.
4.10    Overdue Amounts. Until paid, all amounts due and payable by the Pledgor under this Agreement shall be a debt secured by the Pledged Collateral and shall bear, whether before or after judgment, interest at the Late Payment Rate.
4.11    Notice, etc. All notices and communications provided for hereunder shall be in writing in English and sent (a) by facsimile with confirmation of receipt, (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent to the address set forth under the intended recipient’s name set forth on the signature pages hereto or at such other address as such Person shall have specified to the other party hereto in writing. Notices will be deemed given only when received.
4.12    Amendments. This Agreement may be amended, modified or waived only by a writing signed by all of the parties.
[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, each of the parties, intending to be legally bound, has caused this Agreement to be signed on the date first above written.

PLEDGOR:	REDAPTIVE MASTER SERVICES, LLC, a Delaware limited liability company

By:
Name:
Title:

Address:

180 Montgomery Street, Suite 2180
San Francisco, CA 94104
Fax No.

Jurisdiction of formation: Delaware
Organization type: LLC
Organizational number:

LENDER:	HITACHI CAPITAL AMERICA CORP.

By:
Name:
Title:

Address:

800 Connecticut Avenue
Norwalk, CT 06854
Fax: 203-956-____

SCHEDULE A – FORM OF
ASSIGNMENT, ACKNOWLEDGEMENT AND CONSENT
This Assignment, Acknowledgment and Consent is executed as of [Closing Date] by REDAPTIVE MASTER SERVICES, LLC (“Pledgor”) and [PROJECT COMPANY] (“Project Company”) pursuant to that certain Pledge and Security Agreement dated September 30, 2016 (the “Pledge Agreement”) between Pledgor and HITACHI CAPITAL AMERICA CORP. (“Lender”), the terms and conditions of which are hereby incorporated by reference, and each of the representations, warranties, covenants and agreements of the Pledgor as set forth in the Pledge Agreement are deemed made on the date hereof as if fully set forth herein.
Pursuant to Loan Schedule No. _____ dated the date hereof, Lender has made a Loan to Project Company in accordance with the terms of the Master Loan and Security Agreement dated as of September 30, 2016 (the “Loan Agreement”) between Pledgor and Lender. Terms used herein and not otherwise defined shall have the meaning ascribed to them in the Loan Agreement.
As an inducement to Lender to make a Loan, and as required by the Loan Agreement and in accordance with the Pledge Agreement, Pledgor does hereby assign, convey, mortgage, pledge, hypothecate and transfer to the Lender, and grant to the Lender a continuing Lien on and security interest in the Pledged Collateral related to the Project Company identified herein. Pledgor represents that the Annex A attached hereto has been updated to reflect the additional Pledged Collateral and accurately reflects the interests being assigned and those interests previously assigned to Lender.
Project Company does hereby consent to the assignment by Pledgor to Lender, acknowledges that it has received of a copy of the Pledge Agreement and agrees to be bound by, and comply with, the terms thereof, any provisions of its Governing Documents (as that term is defined in the Pledge Agreement) to the contrary notwithstanding. The Project Company further agrees that the Lender shall not have any of the obligations of a member of the Project Company unless the Lender affirmatively elects to undertake such obligations in accordance with the terms of the Pledge Agreement.
[Signatures on Next Page]

    In Witness Whereof, the parties have caused this Assignment, Acknowledgment and Consent to be executed as of the day first above written.

PLEDGOR:	PROJECT COMPANY

REDAPTIVE MASTER SERVICES, LLC	[PROJECT COMPANY]

By:	By:
Name:	Name:
Title:	Title:

Address:

180 Montgomery Street, Suite 2180
San Francisco, CA 94104
Fax No.

Jurisdiction of formation: [Delaware]
Organization type: LLC
Organizational number:

ANNEX A TO PLEDGE AND SECURITY AGREEMENT
Each Project Company has no authorized, issued or outstanding shares of its capital stock, limited liability company interests, partnership interests or other equity interests of any class or any commitments to issue any shares of its capital stock, limited liability company interests, partnership interests or other equity interests of any class or any securities convertible into or exchangeable for any shares of its capital stock, limited liability company interests, partnership interests or other equity interests of any class, except as otherwise stated in this Annex A.

Project Company	Jurisdiction and Entity ID	FEIN	Membership Units / # Shares	% Interest Held
RMS 1, LLC	DE – 6166964		Membership Interests	100%

ANNEX B TO PLEDGE AND SECURITY AGREEMENT
FORM OF TRANSFER POWER
(TO BE SIGNED IN BLANK)
FOR VALUE RECEIVED, REDAPTIVE MASTER SERVICES, LLC, a Delaware limited liability company (“Assignor”), hereby sells, assigns and transfers unto _______________________________________________, all of its ownership interest(s) in [Project Company], a [Delaware limited liability company] (the “Company”), standing in its name on the books of the Company and does hereby irrevocably constitute and appoint _______________________________________________, its attorney to transfer said ownership interests on the books of the Company with full power of substitution in the premises.
Dated: ____________________,20___

REDAPTIVE MASTER SERVICES, LLC

By:
Name:
Title:

In the presence of:

Name: